Exhibit 10.9

[Stamp] – JUCESP CERTIFICATE OF FILING

2.244.754/12-1

[Barcode]

PRIVATE INDENTURE OF THE 1st PUBLIC ISSUE, WITH RESTRICTED PLACEMENT EFFORTS, OF SIMPLE, NON-CONVERTIBLE SECURED DEBENTURES OF BC BRAZILCO PARTICIPAÇÕES S.A.

The parties to this “Private Indenture of the 1st Public Issue, with Restricted Placement Efforts, of Simple, Non-Convertible Secured Debentures of BC Brazilco Participações S.A.” (“Indenture”):

I.	as issuer and offering company of the debentures subject matter of this Indenture (“Debentures”):

BC BRAZILCO PARTICIPAÇÕES S.A., a business corporation not registered as a publicly-held company with the Brazilian Securities Commission (“CVM”), headquartered in the city and state of São Paulo, at Avenida Bernardino de Campos, no. 98, 3o. andar, sala 18, enrolled in the National Corporate Taxpayers’ Register (“CNPJ/MF”) under no. 15.418.674/0001-88, represented herein under the terms of its bylaws (“Company” and/or “Issuer”); and

II.	as trustee, appointed in this Indenture and intervenor herein, representing the universe of the Debenture Holders (“Debenture Holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TíTULOS E VALORES MOBILIíARIOS LTDA., a limited liability company headquartered in the city and state of São Paulo, at Avenida Brigadeiro Faria Lima, no. 3.900, 10o. andar, enrolled in the Ministry of Finance National Corporate Taxpayers’ Register under CNPJ/MF number 67.030.395/0001-46, represented herein under the terms of its articles of association (“Trustee”).

RESOLVE to enter into this Indenture pursuant to the following terms and conditions:

1.	AUTHORIZATION

1.1	The issue of Debentures and the public offering of distribution of the Debentures with restricted placement efforts, under the terms of CVM Instruction no. 476, of January 16, 2009, as amended (“CVM Instruction 476”) (“Offering”), shall be carried out based on the deliberations of the extraordinary general meetings of the Company’s shareholders held on November 8, 2012 and on November 22, 2012 (“EGMs”) under the terms of article 59 of Law no. 6,404, of December 15, 1976, as amended (“Brazilian Corporation Law”) and of the Issuer’s Bylaws.

[Initials]

2.	REQUIREMENTS

2.1 The Debenture issue and the Offering shall be performed with fulfillment of the following requirements:

I. filing and publication of the minutes of the EGMs. Under the terms of article 62, subparagraph I and of article 289 of the Brazilian Corporation Law, the minutes of the EGMs shall be filed at the Board of Trade of the State of São Paulo (“JUCESP”) and published in the Official Gazette of the State of São Paulo (“DOESP”) and in the “Diário Comercial” newspaper;

II. registration of this Indenture. Under the terms of article 62, subparagraph II and paragraph 3, of the Brazilian Corporation Law, this Indenture and any addenda hereto shall be registered at JUCESP. The original of this Indenture and of any addenda hereto duly registered at JUCESP shall be sent to the Trustee within 5 (five) days from the obtainment of the respective registration;

III. collateralization. Under the terms of article 62, subparagraph III, of the Brazilian Corporation Law, the pledging of Company shares as collateral (a) was formalized through the “Statutory Lien upon Shares and other Agreements” made by and between BC Luxco 1, BC Spain Holdco 4, S.A.U., the Company and the Trustee “Statutory Lien Agreement of the Issuer”), (b) was recorded in the Registered Share Register of the Company, and (c) the Statutory Lien Agreement of the Issuer shall be duly registered at the competent registry of deeds and documents. The original of the Statutory Lien Agreement of the Issuer duly registered at the competent registry of deeds and documents shall be sent to the Trustee within 5 (five) days after obtainment of the respective registration;

IV. registration for distribution. The Debentures shall be registered for distribution through SDT – Securities Distribution Module (“SDT”), managed and operated by CETIP S.A. – Mercados Organizados (“CETIP”), while the settlement of the Debentures shall be performed through CETIP;

V. registration for trading and electronic custody. Subject to the provisions of Clause 5.5 below, the Debentures shall be registered for trading in the secondary market and electronic custody through SND – National Debentures Module (“SND”), managed and operated by CETIP, with the trading of the Debentures settled financially and the electronic custody performed through CETIP;

VI. exemption from registration by CVM. The Offering is automatically exempted from registration by CVM, as set forth in article 6 of CVM Instruction 476, as it is a public distribution offering with restricted placement efforts; and

[Initials]

VII. exemption from registration with ANBIMA – Brazilian Financial and Capital Markets Association (“ANBIMA”). Under the terms of article 25, paragraph 1, of the “ANBIMA Code of Regulation and Best Practices for Public Distribution Offerings and Acquisition of Securities”, the Offering is automatically exempted from registration with ANBIMA.

3.	BUSINESS PURPOSE OF THE COMPANY

3.1 The business purpose of the Company consists of interest in other civil associations or companies governed by commercial law as a partner or shareholder (holding company).

4.	ALLOCATION OF FUNDS

4.1 The net funds obtained by the Company with the Offering shall be utilized in full for payment by the Company of the purchase price of common shares issued by Atento Brasil S.A. and of the costs, charges and expenses related to the Acquisition, as well as for payment of the commissions due to the Arrangers (as defined below) under the terms of the Distribution Agreement (as defined below).

5.	CHARACTERISTICS OF THE OFFERING

5.1. Placement. The Debentures shall be included in a public distribution offering with restricted placement efforts, under the terms of CVM Instruction 476, on the firm commitment basis, under the terms of the “Agreement for Coordination and Public Distribution of Non-convertible Secured Debentures”, on the Firm Commitment Basis, of the First Issue of BC Brazilco Participações S.A. (“Distribution Agreement”), with intermediation by Banco BTG Pactual S.A. (“Lead Arranger”, together with the Lead Arranger “Arrangers”), of Banco Santander (Brazil) S.A., Banco Bradesco BBI S.A. and Banco Itaú BBA S.A., all financial institutions licensed to operate in the securities dealing system, having a target audience exclusively composed of qualified investors, defined as such under the terms of article 4 of CVM Instruction 476 (“Qualified Investors”).

5.2 Subscription Term. The debentures shall be subscribed from the start date of distribution within 6 (six) months, extendable, as applicable and also observing the date on which all the shares issued by Atento Inversiones y Teleservicios S.A. are acquired by the Company, its parent companies or companies from the same economic group, under the terms of the Contract of Purchase and Sale executed on October 11, 2012 between the following parties: as seller, Telefonica S.A., and as buyers, the Company, B.C. Atalaya Mexholdco, S. de R.L. de C.V., Global Laurentia, S.L.U., B.C. Spain HoldCo 4, S.A.U., Global Kiowa, S.L.U., B.C. Luxco 2 and BC Luxco 1, for the purchase and sale of assets of Atento Inversiones y Teleservicios, S.A. (“Atento AIT”, including shares of direct and indirect subsidiary companies of Atento AIT (“Closing Date of the Acquisition”).

5.2.1. For the purposes of this Clause, as soon as the Closing Date of the Acquisition, and therefore the date of subscription and payment of the Debentures, is known, an addendum to this Indenture shall be drafted to reflect the definition on this date. To this effect, upon subscribing to or acquiring the Debentures, the Debenture Holders acknowledge, agree to and accept the formalization of the amendment instrument(s) to be executed between the Issuer, the Trustee and, as applicable, the Guarantor, irrespective of a Meeting of Debenture Holders or any other manifestation of the Debenture Holders or of the Trustee.

5.3 Subscription Method. The Debentures shall be subscribed in accordance with the procedures established by CETIP through SDT by no more than 20 (twenty) Qualified Investors.

5.4 Payment Method and Price. All the Debentures shall be paid on a single date, in cash in Brazilian currency, at the time of subscription (“Payment Date”), at the Unit Par Value (as defined in Clause 6.4 below).

5.5 Trading. The Debentures shall be registered for trading in the secondary market through SND. The Debentures may only be traded between Qualified Investors in the regulated securities markets and 90 (ninety) days or more after the respective subscription or acquisition by the investor under the terms of articles 13 and 15 of CVM Instruction 476, also observing the performance, by the Issuer, of the obligations defined in article 17 of CVM Instruction 476, while the trading of the Debentures shall always comply with the applicable legal and regulatory provisions.

6. CHARACTERISTICS OF THE DEBENTURES

6.1 Issuance Number. The Debentures represent the Company’s first debenture issue.

6.2 Total Issuance Amount. The total issuance amount shall be R$915,000,000 (nine hundred fifteen million reals) on the Date of Issuance.

6.3 Quantity. 915 (nine hundred fifteen) Debentures shall be issued.

6.4. Par Value. The Debentures shall have a unit par value of R$1,000,000 (one million reals), on the Payment Date (“Unit Par Value”).

6.5 Series. The issue shall be performed in a single series.

6.6. Form and Proof of Ownership. The Debentures shall be issued in the nominative, book entry form, without the issue of certificates, while for all lawful purposes, the ownership of the Debenture shall be proven by the deposit account statement issued by the Bookkeeping Institution (as defined in Clause 6.7 below). Moreover, for the Debentures under custody at SND, CETIP shall issue a statement on behalf of the Debenture Holder, which shall serve as proof of ownership of such Debentures.

6.7 Bookkeeping Institution. The institution that provides bookkeeping services for the Debentures is Itaú Corretora de Valores S.A., a financial institution headquartered at Avenida Brigadeiro Faria Lima, 3.400, 10o. andar, city and state of São Paulo (“Bookkeeping Institution”).

6.8 Agent Bank. The institution providing agent bank services for the Debentures is Itaú Unibanco S.A. (“Agent Bank”).

6.9 Convertibility. The Debentures shall be simple and non-convertible, issued by the Company.

6.10. Type. The Debentures shall be of the secured type, under the terms of article 58 of the Brazilian Corporation Law, with shares issued by the Company pledged as collateral and, under the terms and in the timeframes established by Clause 6.11 below, shall also be secured by shares issued by Atento Brasil S.A. pledged as collateral, and the conditional assignment of certain credit rights of Atento Brasil S.A. In addition, under the terms and in the timeframes established in Clause 6.12 below, the Debentures shall be covered by personal collateral to be granted by Atento Brasil S.A.

6.11 Secured Guarantees. To guarantee the performance of all the principal and ancillary pecuniary obligations assumed by the Company and by Atento Brasil S.A., under the terms of this Indenture, including obligations to pay expenses, costs, charges, assessments, reimbursements or compensation, obligations to reimburse expenses that the Debenture Holders and/or Trustee have to pay by virtue of the establishment, maintenance, consolidation and/or foreclosure on or enforcement of the guarantees within the sphere of the Issue, the Debentures shall have the following secured guarantees (“Secured Guarantees “):

I. statutory lien upon all the shares issued by the Company, both present and future, established by the direct shareholders of the Company and with its consent, as provided for in the Statutory Lien Agreement of the Issuer (“Statutory Lien upon Shares of the Issuer”);

II. in addition, there shall be a statutory lien in favor of the Debenture Holders, represented by the Trustee, upon all the shares issued by Atento Brasil S.A., both present and future, provided by the direct shareholders of Atento Brasil S.A., with its consent, as established in the “Statutory Lien upon Shares and Other Agreements”, to be executed between the Company, the Trustee and BC Spain Holdco 4, S.A.U., to be registered and perfected, under penalty of early maturity of the Debentures, within 20 (twenty) days from the Closing Date of the Acquisition, while the respective registration at the competent registry of deeds and documents and the annotation in the Registered Share Register of Atento Brasil S.A. shall also be carried out within such period (“Statutory Lien Agreement of Atento Brasil”);

III. in addition, there shall be a conditional assignment in favor of the Debenture Holders, represented by the Trustee, of credit rights of Atento Brasil S.A arising from the contracts made by and between Atento Brasil S.A. and Telefônica S.A. (as indicated in the respective guarantee instrument) in connection with the commercial contracts executed within the sphere of a global service agreement, maintained with Telefônica S.A., as established in the “Agreement on Restricted Deposit and Statutory Lien of Credit Rights and Administration of Accounts” to be made by and between Atento Brasil S.A., the Trustee, and the Depositary Bank (as defined in the aforesaid agreement) and registered at the competent registry of deeds and documents within 15 (fifteen) days from the Closing Date of the Acquisition (considering that the Company must make commercially reasonable efforts for its organization to occur within 1 (one) day from the Closing Date of the Acquisition) (“Credit Assignment Agreement” and, together with the Statutory Lien Agreement of the Issuer and the Credit Assignment Agreement, “Statutory Lien and Fiduciary Assignment Agreements”).

6.11.1 In compliance with the terms of the Statutory Lien and Fiduciary Assignment Agreements, the Collaterals shall secure the full and timely payment of the Company’s obligations arising from the Debentures effectively subscribed and paid.

6.12 Personal Guarantee. In addition, within 15 days after the Closing Date of the Acquisition, under penalty of early maturity of the Debentures, an addendum to this indenture shall be drafted so as to formalize the personal guarantee provided by Atento Brasil S.A. (“Guarantor”), which shall be bound, before the Debenture Holders, in the capacity of joint and several debtor and primary payer of all the obligations of the Issuer arising hereunder, until their final settlement, with express waiver of the benefits of order, rights and exoneration options of any nature provided for in articles 333, sole paragraph, 366, 821, 827, 829, 830, 834, 835, 837, 838 and 839, all of Law no. 10,406, of January 10, 2002, as amended (“Civil Code”) and articles 77 and 595 of Law no. 5,869, of January 11, 1973, as amended (“Code of Civil Procedure”) (“Surety”). The personal guarantee to be granted by the Guarantor within the sphere of the Issue shall be granted based on the corporate resolution of the Guarantor, performed in accordance with its Bylaws. For the purposes of this Clause, and to formalize the establishment of the guarantees provided for in Clause 6.11, items II and III above, the Debenture Holders, upon subscribing to or acquiring the Debentures, acknowledge, agree to and accept the formalization of the amendment instrument(s) to be executed between Issuer, Trustee and, as applicable, the Guarantor, irrespective of a Meeting of Debenture Holders or any other manifestation of the Debenture Holders or of the Trustee.

6.13 Date of Issuance. For all legal intents and purposes, the date of issuance of the Debentures shall be November 30, 2012 (“Date of Issuance”).

6.14 Term and Maturity Date. In compliance with the provisions of this Indenture, the term of the Debentures shall be 7 (seven) years from the Payment Date (“Maturity Date”).

6.15 Payment of the Par Value. The Unit Par Value of each one of the Debentures shall be paid from the 24th (twenty-forth) month subsequent to the Payment Date, in 6 (six) annual and successive installments (“Payments”), according to the table below:

Percentage of the Unit Par Value to be amortized	Payment Date
7% (seven percent)	Date on which the 24th (twenty-fourth) month of payment is complete
11% (eleven percent)	Date on which the 36th (thirty-sixth) month of payment is complete
15% (fifteen percent)	Date on which the 48th (forty-eighth) month of payment is complete
18% (eighteen percent)	Date on which the 60th (sixtieth) month of payment is complete
21% (twenty-one percent)	Date on which the 72nd (seventy-second) month of payment is complete
28% (twenty-eight percent)	Maturity Date

6.16 Remuneration. The remuneration of the Debentures shall be as follows:

I. monetary restatement: The Unit Par Value of the Debentures shall not be restated; and

II. conventional interest: the Debentures shall yield conventional interest corresponding to the accumulated variation of 100% (one hundred percent) of the average daily rates of the DI – Extra group overnight interbank deposit rate, expressed in the form of percentage per year, based on 252 (two hundred fifty-two) business days, calculated and disclosed daily by CETIP, in the daily newsletter available on its webpage (http://www.cetip.com.br) (“DI Rate”), exponentially increased by a spread or surcharge equivalent to 3.70% (three point seventy percent) (“Remuneration”), exponentially and cumulatively calculated on a pro rata basis per business days elapsed, based on 252 business days, levied on the debit balance of the Unit Par Value of the Debentures from the first Payment Date or preceding Remuneration payment date, as applicable, until the date of their effective payment. The Remuneration shall be paid semiannually from the Payment Date, with the first payment falling due in the 6th (sixth) month subsequent to the Payment Date, and the last, on the Maturity Date.

6.16.1 The Remuneration shall be calculated according to the following formula:

J + VNe x (InterestFactor – 1)

Where:

J – unit value of the Remuneration due on each Remuneration payment date, calculated to the 6th (sixth) decimal place, with no rounding;

VNe = debit balance of the Unit Par Value of each Debenture, informed/calculated to the 6th (sixth) decimal place, with no rounding;

InterestFactor = interest factor composed of the fluctuation parameter plus a spread calculated to the 9th (ninth) decimal place, with rounding, determined as follows:

InterestFactor = DIFactor x SpreadFactor

Where:

DI Factor – multiplicand of the DIk rates, from the first Payment Date or the preceding Remuneration payment date, as applicable, inclusive, until the respective calculation date, exclusive, calculated to the 8th (eighth) decimal place, with rounding, determined as follows:

Where:

n – total number of DI Rates considered in the determination of the multiplicand, where “n” is an integer;

K = order number of the DI Rates, ranging from 1 (one) to n;

TDIk= factor of the DIk rate, calculated to the 8th (eighth) decimal place, with rounding, as follows:

Where:

DIk =-DI Rate of order k disclosed by CETIP, expressed in the percentage per year form, valid for 1 (one) business day (overnight), used with 2 (two) decimal places;

SpreadFactor = Surcharge, calculated to the 9th (ninth) decimal place, with rounding, as follows:

Where:

spread = Surcharge, informed with 4 (four) decimal places; and

n = number of business days between the first Payment Date or preceding Remuneration payment date, as applicable, and the calculation date, where “n” is an integer.

N.B.:

The DI rate shall be used considering an identical number of decimal places disclosed by CETIP.

The factor resulting from the expression (1 + TDIk) is considered up to the 16th (sixteenth) decimal place, with no rounding.

The multiplicand shall be obtained for the factors (1 + TDIk) while the result shall be truncated with 16 (sixteen) decimal places for each accumulated factor, applying the next daily factor, and so on until the last one taken into consideration.

With the factors accumulated, the resulting factor “DI Factor” is considered to the 8th (eighth) decimal place, with rounding.

The factor resulting from the expression (DI Factor x SpreadFactor) shall be considered to the 9th (ninth) decimal place, with rounding.

6.16.2 Temporary Unavailability of the DI Rate. In compliance with the provisions of Clause 6.16.3 below, in the case of temporary unavailability of the DI Rate upon the payment of any pecuniary obligation provided for herein, the percentage corresponding to the last DI Rate officially released by the payment date shall be used as its substitute to determine “TDIk”, and no financial compensations, fines or penalties shall be due by either the Company or the Debenture Holders upon the future release of the respective DI Rate.

6.16.3 Unavailability of the DI Rate. In the event of discontinuation, limitation and/or nondisclosure of the DI Rate for more than 10 (ten) consecutive days after the date expected for its determination and/or disclosure or in case of non-applicability of the DIT Rate to the Debentures due to a legal prohibition or court order, the Trustee shall utilize the established legal substitute for the DI Rate. If there is no legal substitute, the Trustee shall, within 5 (five) days from the end date of the period of 10 (ten) consecutive days or from the date of discontinuation of the DI Rate or that of non-applicability of the DI rate owing to a statutory requirement or court decision, as applicable, call a general meeting of Debenture Holders to deliberate, in mutual agreement with the Company and pursuant to Joint Decision BACEN/CVM no. 13, of March 14, 2003, and/or applicable regulations, on the new remuneration parameter of the Debentures to be applied, which shall be the one that best reflects the conditions of the interbank market prevailing at such time. Until the deliberation of this new remuneration parameter, upon the calculation of any obligations hereunder, the percentage corresponding to the last DI Rate officially released shall be used to determine “TDIk”, and there shall be no compensations due between the Company and the Debenture Holders upon the deliberation of the new remuneration parameter for the Debentures. If the DI Rate is released once again before the general meeting of Debentures established above, this general meeting of Debenture Holders shall not be held, and the DI Rate, from the date of its validity, shall once again be used to calculate any obligations provided for herein, it being understood that until the date of disclosure of the DI Rate under the terms established in this Indenture, upon the calculation of any obligations provided for herein, the percentage corresponding to the last DI Rate officially released shall be used to determine “TDIk”. If the attendees of the general meeting of

Debenture Holders established above fail to reach an agreement on the new remuneration between the Company and the Debenture Holders representing at least 75% (seventy-five percent) of the outstanding Debentures, the Company shall opt, at its sole discretion, for one of the alternatives established below, and shall undertake to notify the Trustee in writing, within 30 (thirty) days subsequent to the date of the general meeting of Debenture Holders, of the chosen alternative:

I. the Company shall redeem all the outstanding Debentures, with their consequent cancellation, within 180 (one hundred eighty) days subsequent to the date of the respective general meeting of Debenture Holders or on the Maturity Date, whichever occurs first, by the debit balance of the Unit Par Value of each one of the outstanding Debentures, plus the Remuneration due until the date of the effective redemption, calculated pro rata from the first Payment Date or preceding Remuneration payment date, as applicable, to the date of their effective payment, in which case, upon the calculation of any obligations provided for in this Indenture, the percentage corresponding to the last DI Rate officially released shall be used to determine “TDIk”; or

II. the Company shall amortize all the outstanding Debentures, with their consequent cancellation, in a schedule to be stipulated by the Company, which shall not exceed the respective Maturity Date, observing that (a) if the Company intends to perform the amortization on more than one date, the amortization shall be performed pro rata among the outstanding Debentures; and (b) during the schedule stipulated by the Company for amortization and until the full settlement of the outstanding Debentures, the outstanding Debentures shall be entitled to the remuneration defined by the Debenture Holders and submitted to the Company at the general meeting of Debenture Holders established above.

6.16.4. For the purposes of this Indenture:

I. “Calculation Date” means March 31, June 30, September 30 and December 31 of each Fiscal Year;

II. “Calculation Period” means each twelve (12) month period ending on a Measurement Date (as defined below);

III. “Remuneration Period” means the time interval that starts on the first Payment Date, in the case of the first Remuneration Period, or on the date scheduled for the preceding Remuneration payment, in the case of the other Remuneration Periods, and ends on the date scheduled for the payment of the conventional interest corresponding to the period in question, while each Remuneration Period follows the previous one without interruption.

IV. “Change in Control” means any of the following events:

(a)	The direct or indirect sale, lease, transfer or other form of disposal (except by means of merger or takeover), in one or a series of related operations, of all, or substantially all, the assets and property of the Company and its controlled companies (“Controlled Companies”) taken as a whole, to any person; or

(b)

The performance of any operation (including, without limitation, any merger or takeover), whose result is one of the following: (I) before an initial public offering of Company shares or a public offering of shares of any direct or indirect shareholder of the Company (“IPO”), any person other than one or more Permitted Holders (as defined below) directly or indirectly becomes the owner of more than 50% (fifty percent) of the outstanding issued shares of the Company that constitute its voting capital stock, measured by the voting power and not by the number of shares; or (II) after the IPO, the Permitted Holders, together, directly or indirectly hold or control less than 30% (thirty percent) of the outstanding voting stock issued by the Company, it being understood that such a percentage must be measured by the voting power and not by the number of shares.

V. “Permitted Takeover” means the takeover of the Company by Atento Brasil S.A.; already expressly accepted by the Debenture Holders that, upon subscribing to or acquiring the Debentures, agreed to and accepted such a takeover, irrespective (i) of the performance of a Meeting of Debenture Holders or any other manifestation of the Debenture Holders or of the Trustee, or (ii) of an addendum to this Indenture;

VI. “Consolidated Financial Statements of the Company” means: (a) the Company’s consolidated annual financial statements audited by an international prime independent audit firm registered at CVM, relating to the end of each Fiscal Year, prepared in accordance with the accounting principles provided for in the Brazilian legislation and regulations in force, or with the accounting standards called International Financial Reporting Standards – IFRS (“IFRS”), published by the International Accounting Standards Board – IASB (“Accounting Practices Adopted in Brazil”); and (b) the Company’s consolidated interim financial statements audited by an international prime independent audit firm registered at CVM, for each three-month period ending March 31, June 30, September 30 and December 31 of each fiscal year, in accordance with Accounting Practices Adopted in Brazil.

VII. “EBITDA” means, based on the Company’s Consolidated Financial Statements, in relation to the Company and to each Calculation Period, without duplicity, the Consolidated Net Income of each Calculation Period, added to the following items, as they are deducted for the Calculation of the Consolidated Net Income;

(a)	consolidated net financial expenses;

(b)	consolidated income tax, including current income tax and deferred income tax, and Social Contribution on Net Income – CSLL;

(c)	consolidated depreciation expenses;

(d)	consolidated amortization expenses;

(e)	any expenses, rates or other costs related to any issuance of capital stock, listing of capital stock, investment, acquisition, including amounts paid in connection with the acquisition or the maintenance of one or more individuals that are part of a management team maintained to manage the business acquired and all the expenses, rates or other costs relating to deferred or contingent payments), disposal, recapitalization or the increase of any indebtedness (regardless of whether it is successful or not) (including any such rates, expenses or charges related to the Operations (including any expenses related to activities related to the due diligence), in each case, as determined in good faith by the Company;

(f)	any minority interest expenses (paid or not) consisting of results attributable to minority interests of third-party capital in such a period or in any previous period of any net income earnings, or part of the profits of any member, associated company or venture;

(g)	fees charged for management, supervision, consulting and related expenses paid in the Calculation Period up to the level permitted in this Indenture;

(h)	other non-financial charges, amortizations or items of reduction of the Consolidated Net Income (excluding any cost that is not in cash, reduction of the carrying value of an asset or item to the extent that it represents an accumulation of reserves or for cash expenses that may be paid in any future period) or other items classified by the Company as special items minus other non-monetary items that increase the Consolidated Net Income (excluding any item that is not paid in cash to the extent that it represents an inflow of cash which must be paid in any period in the future);

(i)	the revenue received from any business interruption or that becomes receivable during this period, to the extent that the associated losses arising from the event that resulted in the payment of business interruption insurance are included in the calculation of the Consolidated Net Income; and

(j)	Payments received or that become receivable in relation to expenses covered by the provision for compensation in any agreement executed in the Calculation Period, in relation to the acquisition, to the extent that such expenses are included in the calculation of the Consolidated Net Income.

In addition, for EBITDA calculation purposes:

(a)	acquisitions and investments that have been made by the Company or any of its Controlled Companies, including through mergers or takeovers, or any person or any of their subsidiaries that are branches acquired by the Company or any of their Controlled Companies, including all the related financing operations, including increases of interests of the Controlled Companies, during the reference period or subsequent to the reference period, on the Calculation Date or even before it, or that must be done on the Calculation Date, shall be granted pro forma effect (as determined in good faith by a responsible accounting or financial director from the Company and may include prepaid expenses or cost reduction synergies), as if they had occurred on the first day of the reference period;

(b)	the (positive or negative) EBITDA attributable to discontinued operations, as determined by the IFRS standards, and to the operations, business or group of assets that constitute a business or operating unit (and interests of these units) eliminated before the Calculation Date, shall be excluded on a pro forma basis, as if such a provision had occurred on the first day of this period;

(c)	consolidated interest expenses attributable to the operations (as determined by the IFRS standards) and operations, business or group of assets that constitute a business or operating unit (and interests in these units) eliminated before the Calculation Date, shall be excluded on a pro forma basis, as if such elimination had occurred on the first day of this period, but only to the extent that the obligations which gave rise to a consolidated interest expenditure are no longer obligations of the Company or any of its Controlled Companies after the Calculation Date;

(d)	any Person that is one of the Controlled Companies on the Calculation Date shall be considered as having been a subsidiary all the time during the reference period, and

(e)	any Person that is not one of the Controlled Companies on the Calculation Date shall be considered as not having been one of the Controlled Companies all the time during the reference period.

VIII. “Investors” means (i) Bain Capital and its Associated Companies, or any fund, company in which Bain Capital holds interest, or that is under its management, or is advised by Bain Capital or any partner; (ii) any co-investor holding minority interest in the voting capital of the Company and of its shareholders, including, but not limited to, Gávea and/or Telefonica and (iii) managers of the Company, of its shareholders or of its Controlled Companies, taking part in an asset management program.

IX. “Financial Indebtedness” means, at any time, the total debit balance, in cash or nominal amount (and any fixed or minimum premium payable in case of prepayment or redemption) of any Company debt for or in relation to:

(a)	Money borrowed and debit balances at banks or other financial institutions, provided that in relation to any bank accounts that are subject to compensation agreements, only the net balance must be taken into account, and provided that such offset agreements are disclosed in the Company’s financial statements;

(b)	Any sum raised through acceptance in any credit facility or dematerialized equivalent;

(c)	Any note purchase mechanism or the issuance of bonds (but not commercial instruments), notes, debentures, loan or any similar instrument;

(d)	Any leasing obligation;

(e)	Receivables sold or discounted (except for the receivables that are sold without recourse and fulfill the requirements for non-recognition under the terms of Accounting Practices Adopted in Brazil);

(f)	Obligation of any secured account in relation to collateral, bond, letter of credit, guarantee, or credit instrument or any other instrument issued by a bank or financial institution, including in relation to:

(i)	An underlying payment liability (but not, in any case, Commercial Instruments) of a company that is not from the Group (as defined below), whose responsibilities would fall within other paragraphs of this definition; or

(ii)	Any liabilities of any company of the Group (as defined below) relating to any retirement benefit plan;

(g)	Any sum obtained through the issuance of redeemable shares, which are redeemable before the Debentures or are classified as a loan under the terms of Accounting Practices Adopted in Brazil;

(h)	Any sum of any liability within the sphere of an advance or deferred purchase agreement, if:

(i)	one of the main reasons for executing the contract is to raise capital to fund the acquisition or the construction of the good or service in question;

(ii)	the agreement is in relation to the supply of goods or services and the payment to be made by the Company falls due within more than six months after the date of such supply, or is due to the Company for more than six months prior to the date of supply;

(i)	Any sum obtained under the terms of another operation (including any credit sale or purchase, sale, sale back or sale leaseback agreement) which has the commercial effect of a loan; and

(j)	The sum of any liability in relation to any guarantee of any of the items mentioned in paragraphs (a) to (i) (inclusive) above, excluding the debts payable by a company from the Group (as defined below) to another company from the Group (as defined below), all the retirement and employment liabilities, the indebtedness in non-speculative hedging operations, the deferred purchase price or advancement of goods or services acquired in the ordinary course of business or otherwise resulting from commercial credit, in each case, so that such agreements are not executed primarily as a method for obtaining financing and do not have the principal commercial effect of a loan.

X. “Quarterly Information” means each three-month period ending on the Calculation Date.

XI. “Fiscal Year” means the Group’s annual accounting period (as defined below), which ends on December 31 of each year.

XII. “Minimum Fixed Charge Coverage Ratio” means, in relation to a particular person, in any period, the ratio between the EBITDA of such a person for such a period in relation to the consolidated interest expenses of such a person and principal value of the face value of the Debentures that are scheduled to be reimbursed in the period in question. In the event such a person or any of their subsidiaries that are also Controlled Companies incur, assume, guarantee, repay, repurchase, pay, redeem, or otherwise settle any indebtedness (except for the common working capital loans), or issue, repurchase or redeem preference shares after the start of the period for which the Minimum Fixed Charge Coverage Ratio is being calculated or before the date on which the event for which the Minimum Fixed Charge Coverage Ratio is carried out (“Relevant Date for the Calculation”), then the Minimum Fixed Charge Coverage Ratio shall be calculated granting pro forma effect (as determined in good faith by a Financial or Accounting Director from the Company or by the person in charge of the Company’s financial and accounting management), to constitute assumptions, guarantees, reimbursement, repurchase, redemption, or other settlement of debt, buyback of shares or redemption of preference shares, as well as use of their resources, as if it had occurred at the start of the applicable Calculation Period.

Moreover, for purposes of calculating the Minimum Fixed Charge Coverage Ratio:

1.

Acquisitions of businesses, corporations or properties, and assets that constitute a division or business line of the counterparty, acquisitions and investments that have been made by specified persons or any of their subsidiaries that are Controlled Companies, including through mergers or takeovers, or any person or any of their subsidiaries that are Controlled Companies, acquired by the specified person or any of their subsidiaries that are Controlled Companies, and including all the related financing operations and including increases of interests of Subsidiaries that are Restricted Subsidiaries, during the calculation period or thereafter and before the Calculation

Date in question, shall be granted pro forma effect (as determined in good faith by the Financial Director or Accounting Director, and may include prepaid expenses and cost reduction synergies) as if they had occurred on the first day of the Calculation Period;

2.	The EBITDA attributable to discontinued operations, as determined by the IFRS standards, and to the operations or to the business (and interest therein) eliminated before the Relevant Date for the Calculation, shall be excluded;

3.	Consolidated interest expenses attributable to the operations discontinued as determined by the IFRS standards, and to operations or business (and interest therein) eliminated before the Relevant Date for the Calculation shall be excluded to the extent that the obligations that gave rise to the aforesaid interest expenses are not obligations of the Company or any of its Controlled Companies after the Relevant Date for the Calculation;

4.	Any Person that is one of the Controlled Companies on the Relevant Date for the Calculation shall be considered as having been a Controlled Company all the time during such Calculation Period;

5.	Any Person that is not one of the Controlled Companies on the Relevant Date for the Calculation shall be considered as not having been a Controlled Company all the time during such calculation period; and

6.	If any indebtedness has a floating interest rate and such indebtedness is granted pro forma effect, the interest expenses of this debt shall be calculated as if the rate in force on the Relevant Date for the Calculation were applied to the entire period (taking into account any hedge obligation applicable to such a debt if the hedge obligation has a remaining term of more than 12 (twelve) months after the Relevant Date for the Calculation, or, if shorter, at least equal to the remaining term of such debt).

XIII.	“Group” means the Company and its Controlled Companies.

XIV.	“Net Debt” means the consolidated Financial Indebtedness of the Company, minus the cash and cash equivalents of the Company and of its Controlled Companies.

XV.	“Permitted Holders” means the Investors and Related Parties.

XVI.	“Permitted Payments” means:

(a)	Any Restricted Payment made in the event that, on the date of such Restricted Payment, the ratio between Net Debt over EBITDA (“Level of Leverage”) is greater than 2.0 (two) times, pursuant to the calculations to be made at the end of the Calculation Period on the Calculation Date preceding this Restricted Payment, the higher of:

(i) 25% (twenty-five percent) of the Consolidated Net Income for the period (treated as an accounting period) counted from the first day of the Calculation Period on which the Date of Issuance occurred to the end of the most recent Calculation Period, ending prior to the date of this Restricted Payment for which the Company’s consolidated financial statements are available, and provided that the Minimum Fixed Charge Coverage Ratio for the Company’s most recent Calculation Period, for which the Company’s managerial financial statements are available, referring to the preceding period in which to Restricted Payment has been made, has resulted in at least 1.25 (one point twenty-five), and

(ii) the equivalent in reals to €10,000,000 (ten million euros), restated annually at the rate of 5% (five percent) (“List of Permitted Payments”):

(b)	Any Restricted Payment made if the Level of Leverage is below or equal to 2.0 (two) times, in the calculations to be made for the Calculation Period ended on the Calculation Date preceding such Restricted Payment, the higher of:

(i) a sum that does not result in the Minimum Fixed Charge Coverage Ratio (for the last Calculation Period, for which the Company’s consolidated managerial financial statements are available, preceding the date of the Restricted Payment) below 1.25 (one point twenty-five); and

(ii) the List of Permitted Payments;

XVII. “Related Parties” means:

(a)	Any controlling shareholder, partner, member or any subsidiary in which they hold 50% (fifty percent) or more of interest, or immediate family member (in the case of an individual), of any Investor; or

(b)	Any corporation, partnership, beneficiaries, trust, shareholders, partners, or persons holding 50% (fifty percent), or more of the capital stock which consists of one or more Investors and/or of these other persons referred to in the preceding clause.

XVIII. “Measurement Date” means March 31, June 30, September 30 and December 31 of each Fiscal Year; and

XIX. “Operations” means the Acquisition and all the related transactions (including the financing of the Acquisition).

6.16.5	The ratio between Net Debt and EBITDA shall be calculated by the Company for each Calculation Period and shall be communicated to the Trustee on the date of delivery of the Company’s Consolidated Financial Statements.

6.17	Scheduled Repricing. There shall be no scheduled repricing.

6.18	Early Redemption and Extraordinary Amortization

I.	Facultative Early Redemption. The Company may, at its sole discretion, perform the early redemption of all the outstanding Debentures (“Facultative Early Redemption”) at any time after the Date of Issuance (inclusive), and with prior notice sent under the terms of this Indenture, of 30 (thirty) days from the date of the event, plus the Remuneration of the Debentures, calculated pro rata from the first Payment Date or the preceding Remuneration payment date, as applicable, to the Facultative Early Redemption, plus a premium, levied on the Unit Par Value of the redeemed Debentures (“Premium for Early Redemption”) as provided for in the table contained in this Clause 6.18, item “IV” below.

II.

Mandatory Early Redemption. Should the Company notify the Trustee that (i) there has been the permanent cancellation of the Acquisition process of Atento Inversiones y Teleservicios; or (ii) the Company and/or its Affiliates have withdrawn from or were excluded from the Acquisition process of Atento Inversiones y Teleservicios; or (iii) the

Company and/or its Affiliates have had their bid rejected within the sphere of the Acquisition process of Atento Inversiones y Teleservicios; this notification to be delivered as soon as the Company becomes award of such cancellation, withdrawal, exclusion or rejection, the Company shall carry out the Mandatory Early Redemption of the Debentures in 1 (one) Business Day from the remittance of such notification, plus the Remuneration of the Debentures, calculated pro rata from the first Payment Date to the date of the Early Redemption, without the Debenture Holders being entitled to any premium;

III.	Extraordinary Amortization. The Company may, at its sole discretion, perform, at any time after the Date of Issuance (inclusive), and with prior notice sent under the terms of this Indenture, of 30 (thirty) days from the date of the event, the pro rata extraordinary amortization of up to 98% (ninety-eight percent) of the debit balance of the outstanding Debentures (“Extraordinary Amortization”), plus the Remuneration of the Debentures, calculated pro rata from the first Payment Date or the preceding Remuneration payment date, as applicable, to the Extraordinary Amortization, plus a premium, levied on the Unit Par Value of the redeemed Debentures (“Premium for Extraordinary Amortization”), as established in the table below. In the case of Extraordinary Amortization, the percentage of the Unit Par Value of the Debentures to be amortized on the Payment dates provided for in Clause 6.16 shall be adjusted to reflect the payment of the amount amortized extraordinarily. If there is Extraordinary Amortization under the terms of this Clause 6.18 “III”, the Issuer and the Trustee shall be authorized and obliged to sign an addendum to this Indenture to alter the percentages of amortization established in Clause 6.15 above, it being understood that such addendum shall not depend on prior authorization of the Debenture Holders. The signing of the addendum shall take place within 5 (five) business days subsequent to the date of the Extraordinary Amortization event, it being understood that a copy of the aforesaid addendum filed with JUCESP shall be forwarded to CETIP by the Issuer.

IV.	Notice to CETIP. CETIP shall be advised of the performance of the early redemption and/or early amortization, as applicable, by the Issuer and by the Trustee within 5 business days prior to its performance.

Period after the Debenture Payment Date	Premium for Early Redemption/Premium for Extraordinary Amortization
Up to 12 months	0.90%
After 12 months up to and including 24 months	0.80%
After 24 months up to and including 36 months	0.70%
After 36 months up to and including 48 months	0.60%
After 48 months up to including 60 months	0.50%
After 60 months up to and including 72 months	0.40%
After 72 months up to and including 84 months	0.30%

6.19

Facultative Acquisition. The Company may, at any time, acquire outstanding Debentures, in compliance with the provisions of article 55, paragraph 3, of the Brazilian Corporation Law. The Debentures acquired by the Company may, at its sole discretion, be cancelled, kept in treasury or be placed on the market again, in compliance with

Clause 5.5 above, the applicable regulations and the provisions of the Statutory Lien and Fiduciary Assignment Agreements. The Debentures acquired by the Company to be kept in treasury under the terms of this Clause, if and when replaced in the market, shall be entitled to the same Remuneration applicable to the outstanding Debentures.

6.20	Right to Receipt of Payments. Parties that are Debenture Holders at the end of the Business Day preceding the respective payment date shall be entitled to receive any amount due by the Company to the Debenture Holders under the terms of this Indenture.

6.21	Place of Payment. The payments relating to the Debentures and to any other amounts payable by the Company under the terms of this Indenture shall be made by the Company, through CETIP, as the Debentures are held under custody at CETIP or through the agent bank for the debentures that are not under custody at CETIP.

6.22	Extension of Terms. The terms relating to the payment of any obligation provided for herein shall be deemed extended until the 1st (first) subsequent Business Day, if their maturity falls on any day when the banks are closed in the city and state of São Paulo (“Business Day”), without any accrual on the amounts payable, except where payments are to be made through CETIP, in which case there shall only be extension when the payment date falls on a national holiday, Saturday or Sunday.

6.23	Default Charges. In the event of delinquent payment of any amount payable by the Company to the Debenture Holders under the terms of this Indenture, in addition to the Remuneration payment, calculated pro rata from the first Payment Date or the preceding Remuneration payment date, as applicable, to the date of its effective payment, the Company shall pay any and all overdue amounts, regardless of notice, judicial or extrajudicial notification, plus interest on arrears of 1% (one percent) due monthly, calculated pro rata from the date of default to the date of effective payment (“Default Charges”).

6.24	Loss of Rights to Accretion. Should the Debenture Holder fail to appear to receive the amount corresponding to any pecuniary obligations on the dates established herein or in any communication made or notice published under the terms of this Indenture, they shall not be entitled to any accretion in the period relating to the delay in receipt, but the Debenture Holder shall be ensured vested rights until the date of the respective maturity or payment, in the case of untimely payment.

6.25	Tax Immunity. If any Debenture Holder enjoys tax immunity or exemption, they shall send to the Agent Bank, within a minimum period of 10 (ten) Business Days prior to the date scheduled for receipt of amounts relating to the Debentures, documentation supporting the aforesaid tax immunity or exemption, under penalty of the deduction from their payments of the amounts due under the terms of the tax legislation in force.

6.26	Acceleration. Subject to the provisions of Clauses 6.26.1, 6.26.2 and 6.26.3 below, the Trustee shall declare the acceleration of all obligations under this Indenture and demand immediate payment, by the Company, of the debit balance of the Unit Par Value of the outstanding Debentures, plus the Remuneration, calculated pro rata from the first Payment Date or preceding Remuneration payment date, as applicable, to the date of its effective payment, without prejudice to the Default Charges, when applicable, in the occurrence of any of the following events (each event, a “Default Event”):

I.	(a) liquidation, dissolution or winding-up of the Company (except for the Permitted Takeover) or of any of its Controlled Companies whose net revenue represents an amount greater than or equal to 5% (five percent) of the Group’s consolidated net revenue

(“Relevant Controlled Company”); (b) adjudication of bankruptcy of the Company or of any Relevant Controlled Company; (c) voluntary bankruptcy petition formulated by the Company or by any Relevant Controlled Company; (d) voluntary bankruptcy petition of the Company or of any Relevant Controlled Company formulated by third parties, provided that it is not suppressed by the legal deadline and provided that this petition is not frivolous or vexatious; (e) filing for court-supervised or extrajudicial reorganization formulated by the Company or by any Relevant Controlled Company;

II.	Default, by the Company, of any pecuniary obligation relating to the Debentures and/or to this Indenture, and exclusively as refers to the default of expenses, not remedied within 2 (two) Business Days from the scheduled date of the payment in question;

III.	Default, by the Company, of any non-pecuniary obligation (except in relation to any Financial Index) established in this Indenture and/or in the Statutory Lien and Fiduciary Assignment Agreements and/or of the Surety not remedied within 10 (ten) Business Days from the date of the aforesaid default, or counted from notification of the Company by the Trustee, as applicable, whichever occurs first;

IV.	Invalidity, voidability and unenforceability of the Surety and/or of the Statutory Lien or Fiduciary Assignment Agreements, not remedied within 10 (ten) Business Days from the date of the aforesaid event, considering that the invalidity, voidability and unenforceability shall only constitute a Default Event if the Statutory Lien or Fiduciary Assignment Agreements and/or Surety Agreement are not amended within 10 (ten) Business Days from the respective event, so as to rule out such verified invalidity, voidability and unenforceability, if it is possible to amend the respective agreement so as to fully remedy the aforesaid invalidity, voidability and unenforceability;

V.	The Surety and/or the Statutory Lien and Fiduciary Assignment Agreements are challenged in court by any third party, provided that this challenge is not frivolous or vexatious or that, within 10 (ten) days subsequent to the date on which the Company becomes aware of the filing of such a challenge in court, it is not remedied or suspended, it being understand that such a challenge shall be a Default Event only if the Statutory Lien and Fiduciary Assignment and/or Surety Agreements are not amended within 10 (ten) days subsequent to the date of the respective event, so as to rule out any irregularities contained in these instruments that generated such a challenge;

VI.	Conversion of the Company’s type of business entity from a business corporation into a limited liability company, under the terms of articles 220 to 222 of the Brazilian Corporation Law;

VII.	Sale, merger, takeover (solely when the Company is merged, except for the Permitted Takeover) or any form of corporate reorganization involving the Company’s shares and/or the shares of any Relevant Controlled Company, unless (a) the operation has been previously approved by the Debenture Holders representing at least 75% (seventy-five percent) of the outstanding Debentures; or (b) the Debenture Holders opt to do so, for a minimum of 6 (six ) months subsequent to the date of publication of the drafts of the articles of association related to the operation, the right to redeem their respective Debentures, for debit balance of the Unit Par Value of the Debentures plus the payment of the Remuneration of the Debentures, calculated pro rata, from the Payment Date or the preceding Remuneration payment date, as applicable, to the date of their effective payment; or (c) the operation is carried out exclusively between Controlled Companies;

VIII.	Occurrence of a Change in Control (except for Allowed Takeover);

IX.	Proof that the obligations relating to this Indenture are not, at least, pari passu to all the Company’s other present or future unsecured debts;

X.	Material change in the business purpose of the Company or of the Relevant Controlled Companies, as provided for in their bylaws, resulting in the concession of a right to withdrawal to the shareholders of the Company or of the Relevant Controlled Companies;

XI.	Acceleration of any financial debt of the Company or of any Relevant Controlled Company owing to any non-payment of any sum due (of the respective applicable grace period, if any);

XII.	Default of any debt or financial obligations of the Company or of any of its Controlled Companies, in an amount, individually or in the aggregate, greater than or equal to R$ 30,000,000 (thirty million reals), restated annually from the Date of Issuance, by the positive variation of the Amplified Consumer Price Index – IPCA, released by the Brazilian Institute of Geography and Statistics – IBGE (“IPCA”), or the equivalent thereof in other currencies;

XIII.	Default, by the Company or by any of its Controlled Companies, on the payment of amounts involved in (a) final court decision(s) and/or of in (an) unappealable arbitration award against the Company or any of its Controlled Companies, as applicable, in an amount, individually or in the aggregate, greater than or equal to R$ 30,000,000 (thirty million reals), restated annually from the Date of Issuance, by the positive variation of the IPCA, or the equivalent thereof in other currencies;

XIV.	Protest of bills against the Company or any of its Controlled Companies in an amount, individually or in the aggregate, greater than or equal to R$ 30,000,000 (thirty million reals), restated annually from the Date of Issuance, by the positive variation of the IPCA, or the equivalent thereof in other currencies, unless, within 5 (five) days subsequent to the date of the protest, it has been proven to the Trustee that (a) the protest was made by third parties in error or in bad faith; or (b) the protest was cancelled or suspended; or (c) the bonds were posted with a court by the Company and accepted by a competent judicial authority;

XV.	Seizure, attachment or garnishment of assets of the Company or of any Controlled Company, in an amount, individually or in the aggregate, greater than or equal to R$ 30,000,000 (thirty million reals), restated annually from the Date of Issuance, by the positive variation of the IPCA, or of its equivalent in other currencies, unless such seizure, attachment or garnishment is remedied within 15 (fifteen) days subsequent to the date of its occurrence;

XVI.	Expropriation, seizure or any other measure of any government entity of any jurisdiction that (a) results in the loss, by the Company or any of its Controlled Companies, of direct or indirect ownership or possession of property whose value, individually or jointly, is greater than or equal to 20% (twenty percent) of the Company’s total assets, as provided for in the Company’s most recent financial statements, unless, within 10 (ten) Business Days subsequent to notification about the respective expropriation, seizure or any other measure, the Company demonstrates to the Trustee, based on the figures from the Company’s most recent financial statements, that the asset represents less than 20% (twenty percent) of the Company’s consolidated net income for the 2 (two) preceding Fiscal Years, pursuant to the Company’s consolidated financial statements; (b) adversely affect the ability of the Company’s direct shareholders to perform their obligations under the terms of this Indenture and/or of the Statutory Lien and Fiduciary Assignment Agreements and/or the Surety;

XVII.	Non-use, by the Company, of the net resources obtained with the Offering strictly under the terms of Clause 4.1 above;

XVIII.	The non-implementation of the merger between the Company and Atento Brasil S.A. within a period of 120 (one hundred and twenty) days counted from the Date of Completion of the Acquisition;

XIX.	Dividends distribution, interest payments on the shareholders’ capital or any other payments made by the Company to its shareholders (any of these payments, “Restricted Payment”) that exceeds the payment of the minimum obligatory dividend as set out in Article 202 of the Brazilian Corporation Law, except Permitted Payments, considering that until the first Calculation Date, whatever dividend distribution, interest payment on the shareholders’ capital or other payments made by the Company to their shareholders at a value above the equivalent in reals to €5,000,000.00 (five million euros) (“Overpayment”) should be prohibited, except if before the Overpayment a test of Financial Indicators is carried out in a consistent way with the Quarterly Financial Statements dates ending 31st March, 30th June and 30th September, in accordance with Section XXII below, which demonstrates as a Financial Index for the Calculation Period ended on 31st December 2013 (calculated on a pro forma basis for Overpayment) shall be completed (and the EBITDA is calculated for use in that calculation, annualizing the quantity of EBITDA between the Date of Issue and the date of the respective calculation);

XX.	Establishment of Lien (understood to be, in relation to any company or entity, mortgage, lien, pledge, fiduciary transfer, fiduciary assignment, charge, encumbrance or other right in rem held on the assets of such company or entity or any preference agreement that in practice creates a security in rem on any share or either currently the property of, or acquired in the future by, any company or entity (“Lien”), except for:

(a)	Securities in rem or fiduciary transfer of the shares issued by Atento Brasil S.A. as a substitute to Securities in rem, on any assets of the Company or the Controlled Companies.

(b)	Existing Lien on the Date of Issue;

(c)	Lien acquired as a result of total or partial renewals or substitutions or renegotiations, of guaranteed debt in existence on the Date of Issue, as long as the Lien is exclusively constituted on the asset that provides the guarantee to the renewed, substituted or renegotiated debt;

(d)	Lien created to finance the acquisition, by the Company or by any of the Controlled Companies, after the Date of Issue, of any asset, as long as the Lien is held exclusively on the acquired asset.

(e)	Lien established within the scope of judicial or administrative proceedings or required by law;

(f)	Lien resulting from the normal course of activities by the Company; or

(g)	Lien established as a guarantee for Financial Debt according to the terms of Item XXI below, considering that no Lien authorized under subsections (a) to (f) above may be created until the first Assessment Date, except: (a) if the Financial Debt resulting from a respective Lien when added to

Financial Debt of the remaining Lien is not more than R$30,000,000.00 (thirty million reals); or (b) until the date of establishment of the respective Lien, that Financial Indexes be calculated, in a similar way to the Financial Index calculations in the closing of the Quarterly Financial Statements, which correspond to the 31st March, 30th June and 30th September, according to the terms of Section XXII below, demonstrating that the Financial Indexes for the Calculation Period closing on 31st December 2013 would be complied with (and the EBITDA is calculated to use in said calculation, taking the EBTIDA annual average between the Date of Issue and the date of said calculation) in any of the scenarios, calculated based on the Consolidated Financial Statement of the Company;

XXI.	In the event that the Company, or any of its Controlled Companies, incur any Financial Debt in which the Degree of Leverage is equal to or more than 2.0 (two) times the calculations carried out during the Calculation Period ended on the date immediately before the Calculation Date (taking into consideration the Financial Debt incurred), exceptions are made to the following Financial Debts, which shall be permitted at any time:

a)	Existing Financial Debt at the Date of Issue, which may be refinanced from time to time, whereas such refinancing does not result in commitments that increase the Financial Debt;

b)	Financial Debt relating to the Debentures;

c)	Financial Debt incurred with the aim of financing an acquisition, investment or capital expenditure;

d)	Financial Debt with final payment date after the Debenture Maturity Date;

e)	Financial Debts resulting from transactions with financial derivatives contracted with the aim of protecting against price and rate fluctuations;

f)	Financial Debt incurred in the normal course of business, under any banking agreement, guarantees or financial leasing; and

g)

Financial Debt previously approved by the Debenture Holders representing, at least, 75% (seventy-five per cent) of the Debentures in circulation, considering that no Financial Debt may be contracted until the first Assessment Date, except: (a) if, when added to another Financial Debt, the value is not more than R$30,000,000.00 (thirty million reals); or (b) until the date of establishment of a Financial Debt, that Financial Indexes be calculated, in a similar way to the Financial Index calculations in the closing of the Quarterly Financial Statements, which correspond to the 31st March, 30th June and 30th September, according to the terms of Section XXII below, demonstrating that the Financial Indexes for the Calculation Period closing on 31st December 2013 would be (pro forma for the occurrence of such a Financial Debt) complied with (and the EBITDA is calculated for the purposes of that calculation, annualizing the EBITDA amount between the Date of Issue and the date of the respective calculation) in any of the scenarios, calculated based on the Consolidated Financial Statement of the Company; considering that no Financial Debt can be incurred without there being a final date for payment set and that this date shall not be (A) before the six months that precede the first payment of the Debentures and (B) before the Debenture Maturity Date (“Short Term Financing”) and that, when added to the other Short Term Financing amounts, it shall not exceed R$50,000,000.00 (fifty million reals);

XXII.	In the event of the Company exceeding the relation between Liquid Debt at the end of the Calculation Period and EBITDA, in any of the Calculation Periods indicated below, calculating based on the Consolidated Financial Statements of the Company (“Financial Indexes”), except if, cumulatively, (i) by not more than 3 (three) times the Date of Maturity (but not in consecutive Calculation Periods), and within a period of up to 15 (fifteen) Working Days counted from the respective date of delivery of the Consolidated Financial Statements, an increase in the company’s capital occurs, exclusively in money (“Capital Contribution”), added to the amount of the respective Capital Contribution, “Value of the Contribution”), added to the amount added to the EBITDA for each Calculation Period (and for the three subsequent Calculation Periods “Adjusted EBITDA”); and (ii) after the respective Capital Contribution, the Financial Indexes calculated based on adjusted EBITDA are met:

Column 1 Calculation Period	Column 2 Ratio between Liquid Debt and EBITDA
Calculation Period ending 31st December 2013	3.5:1

Calculation Period ending 31st March 2014	3.5:1

Calculation Period ending 30th June 2014	3.5:1

Calculation Period ending 30th September 2014	3.5:1

Calculation Period ending 31st December 2014	3.0:1

Calculation Period ending 31st March 2015	3.0:1

Calculation Period ending 30th June 2015	3.0:1

Calculation Period ending 30th September 2015	3.0:1

Calculation Period ending 31st December 2015	2.5:1

Calculation Period ending 31st March 2016	2.5:1

Calculation Period ending 30th June 2016	2.5:1

Calculation Period ending 30th September 2016	2.5:1

Calculation Period ending 31st December 2016	2.0:1

Calculation Period ending 31st March 2017	2.0:1

Calculation Period ending 30th June 2017	2.0:1

Calculation Period ending 30th September 2017	2.0:1

Calculation Period ending 31st December 2017	2.0:1

Calculation Period ending 30th March 2018	2.0:1

Calculation Period ending 30th June 2018	2.0:1

Calculation Period ending 30th September 2018	2.0:1

Calculation Period ending 31st December 2018	2.0:1

XXIII.	The non-renewal, cancellation, revocation, suspension or limitation of the relevant part of the permission or licenses, including environmental ones relating to the activities exercised by the company and/or by any of its relevant Controlled Companies, except if the Company can prove the existence of legal remedy authorizing the continuation of normal activities until the renewal or acquisition of such a license or permission within 10 (ten) Working Days counted from the date that such non-renewal, cancellation, revocation or suspension occurred, and only if, such event may cause a relevant adverse effect to the operations or legal and financial conditions of the Company and its Relevant Controlled Companies as a whole:

XXIV.	The provisions of the Instrument of Indenture and/or Warranty are substantially revoked, terminated or no longer have any effect;

XXV.	Any of the events described in articles 333 and 1,425 of the Brazilian Civil Code occur;

XXVI.	A violation notification is issued by the tax, environmental or antitrust authority, except if the Company has taken the applicable judicial and administrative measures to respond to this notification, within a period of 10 (ten) days counted from the date of the notification, as such notification may result in a relevant adverse effect for the operations or legal and financial conditions of the Company and its Controlled Companies as a whole;

XXVII.	Any representation or guarantee by the Company, by Atento Brasil S.A. made or deemed made herein in the Instrument of Indenture or related to the Warranty that is proven to be incorrect in any material way, that is not resolved in 5 (five) Working Days; and

XXVIII.	At any time, from the date on this Instrument of Indenture until the first Calculation Period, no alteration that provides for a reduction in the revenue attributable to Atento Brasil S.A. shall be made to the contract of services between Telefônica S.A: and the party established in the contract as “Supplier”, unless before or together with such alteration, Financial Indexes be calculated, in a similar way to the Financial Index calculations in the closing of the Quarterly Financial Statements, which correspond to the 31st March, 30th June and 30th September, according to the terms of Section XXII above, demonstrating that the Financial Indexes for the Calculation Period closing on 31st December 2013 would be complied with (and the EBITDA is calculated for use in that calculation, annualizing the quantity of EBITDA between the Date of Issue and the date of the respective calculation) on any of the scenarios, calculated based on the Consolidated Financial Statement of the Company;

6.26.1	In the event of Default as provided for in Clause 6.26 above, Section I, the Debentures shall automatically mature, independently of any warning or notification, be it judicial or extrajudicial.

6.26.2	In the event of any other Default Event (other than that foreseen in Clause 6.26.1, section I, above), the Trustee shall, including for the purposes of that set out in Clauses 8.6 and 8.6.1, call, within a maximum period of 1 (one) Working Day counted from the date in which the occurrence is determined, a Debenture holders’ general assembly, to be held within the minimum period as established by law. If, in said general meeting of Debenture holders, Debenture holders representing, at least, 60% (sixty per cent) of the Debentures in circulation, decide to declare the accelerated maturity of the Debentures, the Trustee shall, immediately, declare the accelerated maturity of the Debentures. In the event that no quorum for the approval of accelerated maturity is reached in said general meeting of Debenture holders, the accelerated maturity of the Debentures shall not be declared.

6.26.3

In the event of accelerated maturity of the Debentures, the Company is obliged to retrieve the entirety of the Debentures in circulation, with their consequent cancellation, being obliged to pay the outstanding balance of the Unitary Nominal Value of the Debentures in circulation, the accrual of remuneration, calculated pro rata temporis, from the first Date of Payment or the

Remuneration Date of Payment immediately preceding it, as appropriate, to the date of its actual payment, notwithstanding the Default penalties, calculated from the date of default, as appropriate, and of any other values owed by the Company according to the terms of this Instrument of Indenture, within a period of 5 (five) Working Days counted from the day of the statement of accelerated maturity, under penalty of, in the case of non-compliance, being obliged to pay the Default Penalties.

6.26.4.	For the purposes of this Instrument of Indenture, the Debenture holders, upon undersigning or acquiring the Debentures, recognize, agree and accept the acquisition of the Issuer by Atento Brasil S.A., independently of the holding of the Debenture holders’ meeting or any other declaration by the Debenture Holders or the Trustee (“Permitted Acquisition”) and they accept that in the occurrence of Permitted Acquisition, all the rights and obligations of the Company as provided for in this Instrument of Indenture and in the Fiduciary Assignment and Transfer Agreements shall be wholly assumed by Atento Brasil S.A. as the successor of the Company, with no need to amend this Instrument of Indenture.

6.27	Advertising. All the acts and decisions relating to the Debentures that, in accordance with the terms of the Brazilian Corporation Law, should be published, shall be communicated, in the form of a notice, in the Official Gazette of the State of São Paulo (DOESP) and in the “Commercial Journal”, always immediately after the performance or occurrence of the act to be publicized. The Company may alter the journal above for another journal in mass circulation that is adopted for its corporate publications, via written notice to the Trustee and the publication, in the form of a notice, in the Journal to be substituted.

6.28	Communications. All communications undertaken according to the terms of this Instrument of Indenture shall take the forming of writing, to the addresses provided below. The communications shall be considered to have been received when delivered, according to the protocol or via “notice of receipt” issued by the Brazilian Post and Telegram Company, at the addresses provided below. The communications made by fax or electronic mail shall be considered to have been received on the date of sending, provided that their receipt is confirmed by evidential means (receipt issued by machine used by the sender). The change of any of the addresses provided below shall be communicated to the other parties by the party that has a change of address.

I.	for the Company:

BC Brazilco Participações S.A.

Avenida Bernardino de Campos, n° 98, 3° andar, sala 18

São Paulo – SP – Brasil

FAO: Jobelino Locateli / José Tavares Lucena

Email: locateli@br.gt.com/ lucena@br.gt.com

Tel: 11 3886-4800

II.	for the Trustee:

Planner Trustee DTVM Ltda.

FAO: Mrs. Viviane Rodrigues

Av. Brigadeiro Faria Lima, 3.900, 10° andar, Itaim Bibi

04538-132 – São Paulo/SP

Tel: 11 2172-2628

Fax: 11 3078-7264

Email: vrodrigues@planner.com.br/ f@planner.com.br

III.	for the Agent Bank:

Itaú Unibanco S.A.

Praça Aldredo Egydio de Souza Aranha, 100, Torre Olavo Setúbal

04344-902 – São Paulo/SP

FAO: Douglas Callegari

Tel: (11) 2797-4431

Fax: (11) 2797-3140

E-mail: douglas.callegari@itau-unibanco.com.br

IV.	for the Depository Institution:

Itaú Corretora de Valores S.A.

Avenida Brigadeiro Faria Lima, n.o 3.400, 10° andar

04538-132 – São Paulo/SP

FAO: Douglas Callegari

Tel: (11) 2797-4431

Fax.: (11) 2797-3140

E-mail: douglas.callegaritau-unibanco.com.br

V.	for CETIP (the Clearing House for the Custody and Financial Settlement of Securities):

CETIP S.A. – Mercados Organizados

Avenida Brigadeiro Faria Lima, n.o 1.663, 4° andar

FAO: Gerência de Valores Mobiliários [Marketable securities Management]

Tel: (11) 3111.1596

Fax: (11) 3111.1564

Email: valores.mobiliários@cetip.com.br

7.	ADDITIONAL OBLIGATIONS OF THE COMPANY

7.1	The Company is additionally obliged to:

I.	Supply to the Trustee:

(a)	Within a period of 1 (one) Working Day after 90 (ninety) days counted from the end of each Quarterly Financial Statement or the actual date of disclosure, whichever comes first, a copy of the Consolidated Financial Statement of the Company, relating to the relevant Quarterly Financial Statement;

(b)	Within a period of 1 (one) Working Day after 90 (ninety) days counted from the 30th June of every Fiscal Year or the actual date of disclosure, whichever comes first, a copy of the Consolidated Financial Statements of the Company, relating to the period of six months ending on 30th June of that Fiscal Year;

(c)	On the same dates as those referred to in subsections (a) and (b) above, the headings needed for the verification of the Financial Indexes, according to the terms of Clause 6.26 above, section XXII, accompanied by a report demonstrating the performance of said calculation;

(e)	Within a period of 1 (one) Working Day counted from the date on which they were made, the notices to the Debenture holders Within a period of 3 (three) Working Days counted from the date of awareness or receipt, as appropriate, (i) the information as regards the occurrence of any Default Event or (ii) the sending of a copy of any correspondence or notification, be it judicial or extrajudicial, received by the Company relating to a Default Event; and

(f)	Within a period of 5 (five) Working Days counted from the date of receipt of the respective request, a response to any uncertainties on behalf of the Trustee, about any information that may be reasonably requested by the holders of the Debentures representing, at least, 75% (seventy-five per cent) of the Debentures in circulation, provided that it is reasonable to expect that such information may be produced within said period;

II.	Inform the Agent Bank, CETIP and the Trustee about the execution of any early payment as a result of that set out in Clause 6.18 above or in Clause 6.26.3 above, with advance notice of, at least, 2 (two) Working Days from the expected date for the respective early payment;

III.	To make the Consolidated Financial Statements of the Company provided for in article 176 of the Brazilian Corporation Law available to the Debenture holders, observing the regulations for the disclosure of information set out by the legislation and the CVM (Brazilian Securities Commission) regulation;

IV.	Except for cases where, in good faith, it is discussing the applicability of the law, rule or regulation in administrative or judicial areas, or those which failure to comply does not adversely affect its capacity to comply with the obligations foreseen in this Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements, it is complying with all the laws, regulations, administrative standards and directives from governmental bodies, authorities or courts applicable to conducting its business;

V.	To always keep all authorizations and licenses valid, effective, in perfect order and in full force, including environmental ones, required for the normal conduct of the activities carried out by the Company, except for those that by not doing so do not adversely affect its capacity to fulfill the obligations set out in this Instrument of Indenture and/or in the Contracts of Sale or Fiduciary Assignment Agreements in any relevant way;

VI.	To always keep all the authorizations necessary for the signing of this, the Instrument of Indenture, and the Fiduciary Transfer and Assignment Agreements valid, effective, in perfect order and in full force and for the fulfillment of all the obligations provided for herein;

VII.	To hire and keep hired, at its own expense, the providers of services inherent to the obligations provided for in this Instrument of Indenture, including the Trustee, the Depository Institution, the Agent Bank and the System of Debenture Negotiation in the Secondary Market (SND – National Debenture System);

VIII.	To collect all the taxes that are imposed, or come to be imposed on the Debentures that are the responsibility of the Company;

IX.	To pay remuneration to the Trustee, according to the terms of Clause 8.4 below, item I; and (b) provided that it is requested as such by the Trustee, the payment of duly justified expenses incurred by the Trustee, according to the terms of Clause 8.4 below, section II;

X.	To send to the CVM periodic and actual reporting system within a period of 1 (one) Working Day counted from the date of its receipt, the report drafted by the Trustee to which Clause 8.5 below refers, section XVI, if it is so required by the applicable regulation;

XI.	To notify the Trustee immediately of the calling, by the Company, of any General Meeting of Debenture holders;

XII.	To attend the general Meetings of Debenture holders, whenever requested;

Notwithstanding the other obligations provided for above or the other obligations expressly provided for by current regulation and in this Instrument of Indenture, according to the terms of CVM Instruction 476:

(a)	To prepare the Consolidated Financial Statements of the Company, in accordance with the Brazilian Corporation Law and with the rules issued by the CVM;

(b)	To submit the Consolidated Financial Statements of the Company to the audit or limited review, as appropriate, by an independent auditor registered in the CVM;

(c)	Within a period of 3 (three) months counted from the date of the year-end date of that Fiscal Year, to disclose on its Internet webpage and send its financial statements to CETIP, accompanied by explicative notes and the independent auditors’ expert opinion;

(d)	For a period of 3 (three) years counted from the Date of Issue, to keep the documents mentioned in subsection (c) above on their Internet webpage;

(e)	To observe that set out in the CVM Instruction No. 358, of 3rd January 2002, as amended (“CVM Instruction 358”), in that which refers to the obligation to protect the confidentiality and the suspension of trading;

(f)	To disclose on the Internet webpage the occurrence of any relevant act or fact, according to that defined in article 2 of the CVM Instruction 358, and to communicate the occurrence of said relevant act or fact immediately to the Coordinators and to CETIP;

(g)	To supply all the information requested by the CVM and by CETIP;

(h)	To aim to ensure that Atento Brasil S.A. prepares the Warranty within the period of 15 (fifteen) days counted from the Date of Issue;

(i)	To comply with and to ensure its Controlled Companies comply with environmental and labor legislation in force, the adoption of preventive measures and actions or reparation measures to avoid and correct damages to the environment and their employees resulting from activities described in their By-laws, so that a failure to comply with such measures could reasonably cause a relevant adverse impact on the capacity of the Group to comply with its obligation to payment this Instrument of Indenture; and

(j)	to sign the Atento Brasil Fiduciary Transfer Agreement within 20 (twenty) days after the Date of Completion of the Acquisition.

8.	TRUSTEE

8.1	The Company names and appoints the Trustee, as stated in the preamble of this Instrument of Indenture, as trustee of the issuance object of this Instrument of Indenture, that signs in that capacity, and in this act, and in the best legal form, accepts the appointment, according to the terms of the law and this Instrument of Indenture, to represent the communion of Debenture Holders before the Company, hereby declaring that:

I.	It accepts the function for which it has been appointed, wholly assuming the duties and attributes as provided for in the relevant legislation and in this Instrument of Indenture;

II.	It recognizes and wholly accepts this Instrument of Indenture and the Fiduciary Assignment and Transfer Agreements, all of their terms and conditions;

III.	It is duly authorized to enter into this Instrument of Indenture and the Fiduciary Assignment and Transfer Agreements and to comply with its obligations set forth herein and therein having satisfied all the legal and statutory requirements necessary;

IV.	The execution this Instrument of Indenture and the Fiduciary Assignment and Transfer Agreements and the fulfillment of its obligations set forth herein and therein do not infringe on any other previously assumed obligation on behalf of the Trustee;

V.	This Instrument of Indenture and the Fiduciary Assignment and Transfer Agreements constitute lawful, valid, effective and binding obligations on the part of the Trustee and are achievable in accordance with its terms;

VI.	The veracity of the information contained in this Instrument of Indenture and in the Fiduciary Assignment and Transfer Agreements has been confirmed;

VII.	The constitution of the Securities in Rem has been confirmed, the maintenance of its sufficiency and attainability should be observed, according to the terms of this Instrument and of the Fiduciary Assignment and Transfer Agreements;

VIII.	It is equivalent to a financial institution, being duly organized, constituted and established in accordance with Brazilian laws;

IX.	It is aware of the applicable regulation issued by the Central Bank of Brazil and by the CVM;

X.	There is no legal impediment to exercise the functions conferred upon it, under the penalties of the law, in accordance with Article 66, paragraph 3, of the Brazilian Corporation Law, CVM Instruction 28, of 23rd November 1983, as amended, or, in case of amendment, that which comes to substitute it (“CVM Instruction 28”), and the remaining applicable standards;

XI.	No conflict of interest exists in any of the situations provided for in Article 10 of the CVM Instruction 28;

XII.	It does not have any link to the Company that would prevent it from exercising its functions;

XIII.	It recognizes, agrees and accepts that, in the occurrence of Permitted Incorporation the terms, conditions and obligations as provided for in this Instrument of Indenture and in the Fiduciary Assignment and Transfer Agreements shall be entirely assumed by Atento Brasil S.A. as successor of the Company; and

XIV.	In accordance with the requirements of Article 12, Section XVII, Subsection (k) of CVM 28, it does not act in other issues as a Trustee of other companies of the same economic group as the Issuer.

8.2	The Trustee shall exercise its functions as of the date of signing this Instrument of Indenture or any amendment relating to its substitution, and shall remain in exercise of its functions until the Date of Maturity or, in the event that the Company still has defaulted obligations according to the terms of this Instrument of Indenture after the Date of Maturity, until all the obligations of the Company according to the terms of this Instrument of Indenture are wholly fulfilled or, even, until its substitution.

8.3	In the event of absence, temporary impediments, resignation, intervention, compulsory or non-compulsory liquidation, bankruptcy, or any other event of vacancy of the Trustee, the following rules apply:

I.	Possibility for the Debenture holders, after the closing of the Offer, to proceed to the substitution of the Trustee and the appointment of the substitute, in a General Meeting of Debenture Holders called specially for this purpose;

II	In the event that the Trustee cannot continue to exercise its functions for circumstances arising from this Instrument of Indenture, this shall be communicated immediately to the Debenture Holders, requesting its substitution, as well as calling a General Meeting of Debenture Holders;

III	In the event that the Trustee resigns from its functions, it shall continue to exercise its functions until such time as a substitute institution has been appointed by the Company and approved by the General Meeting of Debenture Holders and can actually assume its functions;

IV	A General Meeting of Debenture Holders shall be held, within a maximum period of 30 (thirty) days, counted from the event that determines it, to select a new Trustee, that may be called by the Trustee to be substituted itself, by the Company, by Debenture holders representing, at least, 10% (ten per cent) of the Debentures in circulation, or by the CVM; in the event that the call does not occur at least 15 (fifteen) days before the end of the period provided for herein, it will be up to the Company to make the call, it being that the CVM can appoint a provisional substitute while the selection process of the new Trustee has yet to be completed;

V	The permanent substitution of the Trustee is (a) subject to previous communication to the CVM and its statement as regards the fulfillment of the requirements set out in Article 9 of CVM Instruction 28; and (b) shall be object of amendment to this Instrument of Indenture;

VI	Payments to the substituted Trustee shall be executed respecting the proportionality of the actual period of service provision;

VII	The substitute Trustee shall have the right to the same remuneration as the previous, in the event that (a) the Company does not agree a new remuneration value for the Trustee proposed by the General Meeting of Debenture Holders to which item IV above refers; or (b) the general meeting of Debenture holders to which item IV refers does not deliberate on the matter;

VIII	The substitute Trustee shall, immediately after its appointment, communicate to the Company and the Debenture holders pursuant to Clauses 6.27 and 6.28 above; and

IX	The CVM-issued standards and precepts apply to the Trustee substitution scenarios.

8.4	In the performance of the duties and requirements of the position, according to the terms of the law and this Instrument of Indenture, the Trustee, or the institution that comes to substitute it in this quality:

I	shall receive remuneration:

A) Of $R12,000.00 (twelve thousand reals) per year, owed by the Company, the first installment of remuneration being due 5 (five) Working Days after the signing of this Instrument of Indenture, and the other, on the same day of subsequent years until the Maturity of the Issue or while Planner represents the interests of the Debenture holders;

B) The installments referred to above shall be updated, annually, according to the accumulated variation of the IGP-M (General Price Market Index), or in case of this not being available, or impossible to apply, by the official index that substitutes it, from the date of payment of the first installment, until the payment dates of each subsequent installment, calculated pro rata temporis;

C) The payment of remuneration installments described above shall be made to Planner, adding the values relating to the taxes incurred billing plus the Brazilian Services Tax (ISS), the Social Integration Program (PIS), and Contribution to Social Security Financing (COFINS); including any related interest, fines or penalties that may apply to such taxes on transactions of that kind, as well as any existing rate increases, so that Planner may receive the remuneration as if those taxes were not incurred;

D) In the event of default of the pecuniary or non-pecuniary obligations of the issue, or, of the restructuring of the conditions of the issue after the subscription and payment of the deeds, or of the participation in meetings or telephone conferences, as well as attendance to special requests, the Trustee shall be additionally owed the value of R$250.00 (two hundred fifty reals) per man-hour of work dedicated to (a) the application of guarantees, (b) attendance at meetings with the Issuer and/or Debenture holders; and (c) implementation of the consequent decisions taken at such events. The value shall be paid within a period of 5 (five) Working Days after the confirmation of delivery, by the Trustee, of a time worked report to the Issuer. Restructuring of the conditions of the issue is understood to be the events related to the amendments of the (a) guarantee, (ii) the payment period(iii) conditions relating to accelerated maturity. The events relating to Unscheduled Repayments and Early Redemption of Debentures are not considered as restructuring of the conditions of the Issue.

E) In the event of late payment of any amount due resulting from the remuneration proposed herein, the late debits shall be subject to late payment interest at 1% (one per cent) per month and unliquidated damages of 2% on the owed amount;

F) Remuneration shall be due even after the maturity of the debentures, in the event that the Trustee is still working to collect for the fulfillment of the Issuer’s obligations, and does not include the payment of specialist third party fees, such as independent auditors, lawyers, financial consultants, among others;

G) The remuneration proposed here does not include expenses considered necessary to the exercise of the role of Trustee, such as: notarization of signatures, certified copies, notification, attainment of certificates, travel and trip expenses, specialist service expenses, such as auditing, and/or monitoring among others; and

H) In the event of default by the Issuer, all expenses that the Trustee may incur to protect the interests of the Debenture holders should receive the prior approval of and then be advanced by the Debenture holders, and subsequently reimbursed by the Issuer. Such expenses include expenses such as legal fees, including for third parties, deposits, compensation, costs and legal taxes on actions proposed by the Trustee or used against it, while representing the Debenture holders. The expenses, deposits and legal costs resulting from the defeat in the legal claims court shall be equally borne by the Debenture holders, as well as the remuneration and refundable expenses of the Trustee, in the scenarios that the Issuer remain in Default as regards the payment of these during a period over 30 (thirty) consecutive days.

I) Remuneration shall be due until the maturity, redemption or cancellation of the Debentures and even after their maturity, redemption or cancellation in the scenario that the Trustee remain to collect defaulted payments relating to the Debentures, un-remedied by the Company, cases in which the remuneration due to the Trustee shall be calculated proportionally according to months of activity performed by the Trustee, based on the value from subsection A above, readjusted according to subsection B above;

II it shall be reimbursed by the Company for all expenses that can be justified to have been incurred to protect the rights and interests of the Debenture holders or to execute their credits, within a period of up to 5 (five) Working Days counted from the delivery of the justification documents, provided that the expenses that the individual or aggregate value of which are equal to or more than $R10,000.00 (ten thousand reals), have received prior approval by the Company, including but not being limited to expenses such as:

A)	Publication of reports, call notices, notices and notifications, as provided for in this Instrument of Indenture, and others that may be required by applicable regulation;

B)	Attainment of certificates;

C)	Travel between cities and States and the respective cost of stays and food, when necessary for the performance of functions; and

D)	Any additional and special or expert research that may be essential, if there are omissions and/or ambiguities in the information pertinent to the Debenture holders’ strict interests;

III	it shall be able to, in case of default on behalf of the Company in the payment of expenses referred to in Section II during a period of more than 60 (sixty) days, request the Debenture holders for an advance on payment of expenses with legal, judicial or administrative proceedings that the Trustee may incur to protect the interests of the Debenture holders, expenses that shall require prior approval and advance by the Debenture holders, proportionally according to the credits they have, and subsequently, indemnified by the Company, being that these expenses to be advanced by the Debenture holder, proportionally according to the credits they have, (a) include the expenses with third party legal fees, deposits, costs and legal rates on the action proposed by the trustee or resulting from actions brought against it in the performance of this role, or that cause it injury or financial risk, while acting as representative of the communion of Debenture holders; the expenses, deposits and judicial costs resulting from the defeat in legal court action are equally borne by the Debenture holders as well as their remuneration; and (b) exclude the Debenture holders prevented by law to do so, and so the remaining Debenture holders shall apportion expenses proportionally according to their credits, and it is stipulated that the reimbursement shall take place subsequently to those Debenture holders that apportioned a greater proportion than that required by their proportion of credits, when the receipt of resources by those Debenture holders that were prevented from apportioning expenses relating to their participation; and

IV	the Trustee’s dues for expenses incurred to protect the rights and interests or to collect the debt for the Debenture holders that has not been repaid in the way as required by Section III shall be added to the debt of the Company, taking preference over these in the order of payment.

8.5	Asides other provisions by law, in the CVM regulation and in this Instrument of Indenture, these constitute duties of the Trustee:

I	To assume full responsibility for the services hired, in accordance with current legislation.

II	To protect the rights and interests of the Debenture holders, employing in the performance of the role, the care and diligence with which any active person of integrity employs in the administration of his or her own property.

III	To resign from the role, in the scenario that a conflict of interest comes to light or any other type of inability to perform the role properly;

IV	To keep in good condition all book-keeping, correspondence and other papers relating to the performance of its role;

V	To verify, at the moment of accepting the position, the veracity of the information contained in this Instrument of Indenture and in the Fiduciary Assignment and Transfer Agreements, as verified according to the terms of the statement set out above;

VI	To promote in the competent bodies, in the event that the Company does not, the registration of this Instrument of Indenture and the registration of the Securities in rem and the annotations of any amendments, resolving any issues and errors that may be present;

VII	To accompany the observance of the recurrence in the provision of obligatory information, alerting Debenture holders of any omissions or untruths as regards such information;

VIII	To issue an expert opinion on the adequacy of such information consistent with the proposals for modifications to the conditions of Debentures;

IX	To verify the regularity of Securities in rem, as well as the value of the Securities in rem, observing the maintenance of their adequacy and their practicability;

X	To examine the substitution proposal for the Securities in rem, demonstrating its express and justified agreement, according to the terms of the Fiduciary Assignment and Transfer Agreements.

XI	To summon the Company to reinforce the Securities in rem, in such scenario that they deteriorate or depreciate, according to the terms of the Fiduciary Assignment and Transfer Agreements;

XII	To request, when necessary, in order to be able to faithfully company with its responsibilities, up-to-date certificates for the Company, necessary and pertinent of civil distributors, Treasury Courts, National Treasury Attorney-General’s Office, protests registers, Lower Labor Courts;

XIII	To request, when necessary and within reasonable limits, a special Company audit;

XIV	To call, when necessary, a General Meeting of Debenture Holders according to that set out in Clause 9.3 below;

XV	To attend the General Meeting of Debenture Holders to provide information that is requested of it;

XVI	To draft and send the Company, within the legally required period, an annual report destined for the Debenture holders, pursuant to Article 68, Paragraph 1 Section (b), of the Brazilian Corporation Law, that shall contain, at least, the following information:

(a)	Any omission or untruth, of which it is aware, contained in the information disclosed by the Company or, even, the default or delay in the obligatory provision of information by the Company;

(b)	By-law amendments occurred in the Company during the period;

(c)	Comments on the Consolidated Financial Statement of a Company, focusing on economic, financial indicators and the structuring of capital within the Company;

(d)	Offer Position or placement of the Debentures in the market;

(e)	Redemption, amortization and payments executed in the period, as well as acquisitions and sales of Debentures carried out by the Company;

(f)	Monitoring of the destination of resources captured through the Debentures, in accordance with the data obtained together with the administrators of the Company;

(g)	List of property and funds allocated to the Trustee to manage;

(h)	Fulfillment of the remaining obligations assumed by the Company, according to the availability public information and/or that obtains together with administrators of the Company;

(i)	declaration on the adequacy and practicability of the Securities in rem; and

(J)	Statement on the ability to continue in his function as Trustee:

XVII	To ensure that the report referred to in Section XVI above is available until 30th April every year at least in the headquarters of the Company, in the

Trustee’s office, or, when a financial institution, in the place indicated by such institution, in the CVM and in the CETIP and the coordinator’s headquarters, the Offer leader;

XVIII	To publish, the Company expenses, according to that set out in Clause 6.27 above, notice communicating to Debenture holders that the report referred to in Section XVI above is available in the places indicated in Section XVII above;

XIX	To keep up to date as regards the Debenture holders and their addresses, through and including, management before the Company, the Depository Institution, the Agent Bank and CETIP, being that, for the purposes of attending to that set out in this section, the Company expressly authorizes, from now, that the Depository Institution, the Agent Bank and CETIP attend to any request posed by the Trustee, including that referring to disclosure, at any time, of the position of the Debentures, and their respective Holders;

XX	To coordinate the drawing of debentures to be redeemed, disabling the certificates corresponding to the redeemed debentures in the cases set out in this Instrument of Indenture;

XXI	To monitor the fulfillment of the clauses within this Instrument of Indenture and the Fiduciary Transfer and Assignment Agreements, including those with essential obligations to do and not to do, and including:

(a)	To verify the calculation of the Remuneration undertaken by the Issuer, according to the terms of Clause 6.16 and its sub-clauses;

(b)	To verify compliance with Financial Indexes; and

(c)	To monitor, with the Agent Bank, upon each payment date, full and punctual payment of the all the due amounts, in accordance with that stipulated in this Instrument of Indenture;

XXII	To inform the Debenture holders of the existence of any value available for receipt by the Debenture holders relating to the pecuniary obligations owed by the Company and according to the terms of this Instrument of Indenture; and

XXIII	To notify the Debenture holders, if individually possible, within a period of up to 5 (five) Working Days from the date that the Trustee became aware of any default, on behalf of the Company, of any obligation as provided for in the Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements, indicating the place in which better clarifications will be provided to the interested parties, being that the notification will itemize the judicial and extrajudicial provisions that the Trustee has taken to monitor and protect the interests of the communion of Debenture holders.

A communication containing the same information should be sent to the Company, to CVM and CETIP.

8.6	In the case of default, by the Company, of any of the obligations provided for in this Instrument of Indenture and/or in the Fiduciary Assignment or Transfer Agreement, not settled in the periods set out in Clause 6.26 above, as applicable, the Trustee shall use every action to protect the rights or defend the interest of the Debenture holders, and therefore should:

I	Declare, having observed the conditions of this Instrument of Indenture, the Debentures as accelerated and collect the principal and accessory payments;

II	Observed the provisions of the Fiduciary Assignment and Transfer Agreements, execute the Securities in rem, applying the product to the full or proportional payment, of the Debenture holders;

III	To order the bankruptcy of the Company, if there are no Securities in rem;

IV	To take any other measures necessary to ensure that the Debenture holders receive their dues; and

V	To represent the Debenture holders during the bankruptcy process or receivership, extrajudicial recovery process, or, if applicable, extrajudicial intervention or liquidation of the Company.

8.6.1 Observing that set out in Clauses 6.26, 6.26.1, 6.26.2 e 6.26.3 above, the Trustee only can be exempt from the responsibility of not adopting the measures described in Clause 8.6 above, Sections I to IV, if, called to the General Meeting of Debenture holders, these so authorize by unanimous deliberation of the Debentures in circulation. In the scenario proposed by Clause 8.6 above, Section V, resolution taken by the majority of the Debentures in circulation shall be sufficient.

8.6.2 The Trustee shall not be obligated to undertake any verification of veracity of the company resolutions and in acts of administration of the Company or even in any document or register that he considers to be authentic and that has been sent to him by the Company or by third parties at his request, to use in his decision making, and he shall not be responsible for the drafting of these documents, that will remain under the Company’s legal and regulatory obligation to draft them, according to applicable legislation.

9	GENERAL MEETING OF THE DEBENTURE HOLDERS

9.1 The Debenture holders may, at any time, hold a general meeting, in accordance with that set out in Article 71 of the Brazilian Corporation Law, with the purpose that they deliberate on matters of interest to the communion of Debenture holders.

9.2 The General Meetings of Debenture holders may be called by the Trustee, by the Company, by Debenture holders that represent at least 10% (ten per cent) of the Debentures in circulation, or by the CVM.

9.3	The calling of General Meetings of Debenture holders shall be made through notices published at least three times according to that provided in Clause 6.27 above, respecting other rules relating to the publication of call notices for general meetings consistent with the Brazilian Corporation Law, applicable regulations, and the Instrument of Indenture.

9.4	General Meetings of the Debenture holders shall be set up, in the first call with the presence of the deed holders of, at least, half the Debentures in circulation, and in the second call, with any quorum.

9.5	The presidency of the General Meeting of Debenture Holders shall be bestowed on the Debenture Holder chosen by the Debenture Holders or the Debenture Holder appointed by the CVM.

9.6	For the deliberations of the general meetings of Debenture Holders, every Debenture in circulation represents entitlement to one vote, admitted to authorized signatories, be they Debenture holder or not. Except by that set out in Clause 9.7 below, all the resolutions to be made in the general meeting of Debenture holders (including in relation to requests by the Company of consents, amendments and waivers in relation to this Instrument of Indenture, to the Fiduciary Assignment and Transfer Agreements, the Warranty or any other related document) shall depend on the approval of the Debenture holders (“Approval”) representing, at least 60% (sixty per cent) of the Debentures in circulation.

9.7	In the Approvals that are referred to in Clause 9.6 above, the consents, amendments or waivers referring to the following are not included:

I	Those consents, amendments or waivers the deliberation quorum of which is expressly provided for in other Clauses of the Instrument of Indenture;

II	Those consents, amendments or waivers that require approval of Debenture holders representing, at least, 90% (ninety per cent) of the Debenture in circulation, that may be, the amendments (a) of the provisions of this Clause; (b) of any of the quorums provided for in this Instrument of Indenture; (c) of Remuneration, except for that provided for Clause 6.16.3; (d) of any dates of payments of any value provided for in this Instrument of Indenture; (e) of the period of validity of the Debentures; (f) of the Form of the Debentures as described in Clause 5 of this Instrument; (g) of the release of any of the Securities in rem; or (i) of the provisions relating to Clause 6.18 above; and

III	The approval of transfer and/or another form of transfer of the rights and obligations of the Trustee or the Company resulting from the Fiduciary Assignment and Transfer Agreements, which will depend on the approval of Debenture holders representing, at least, 75% (seventy-five per cent) of the Debentures in circulation, brought together at the General Meeting.

9.8

For the purposes of the Instrument of Indenture, “Debentures in Circulation” mean all the Debentures subscribed and paid in full and not redeemed or cancelled, excluding the Debentures kept in the treasury and, also for the purposes of the voting of any Approval, pertaining, directly or indirectly, (i) to the Company; (ii) to any Controlling Company, direct or indirect, of the Company, to any Controlled Company or any associated company; or (iii) any director, councilor, spouse, companion or up to third degree relative of any of the persons referred to in previously mentioned items “i” and “ii”.

9.9	The presence of legal representatives of the Company shall be provided in the general meetings of the Debenture holders.

9.10	The Trustee shall attend general meetings of the Debenture holders and provide the Debenture holders with the information as requested.

9.11	As appropriate, that set out in the Brazilian Corporation Law on general shareholder meetings shall apply to the general meetings of Debenture holders.

10	DECLARATIONS BY THE COMPANY

10.1.	The company in this act hereby declares that, on the date of signing this Instrument of Indenture:

I It is a duly organized, incorporated company that exists in the form of an equity company, in accordance with Brazilian laws, with no company registration open before the CVM;

II It is duly authorized and has received all the authorizations, including the corporate, regulatory and third party authorizations, necessary to execute this Instrument of Indenture and Fiduciary Assignment and Transfer Agreements, to issue the Debentures and to fulfill all the obligations set forth herein and therein, having met all the legal and statutory requirements needed for this purpose;

III The legal representatives of the Company that sign this Instrument of Indenture and the Fiduciary Assignment and Transfer Agreements have statutory and/or delegated powers to assume, in name of the Company, the obligations set forth herein and therein and, being authorized representatives, had the sufficient powers legitimately bestowed on them, the respective mandates being in full force;

IV This Instrument of Indenture and the Contracts of Sale and Fiduciary Assignment Agreement and that set forth herein and therein represent lawful, valid and binding obligations to the Company, feasible pursuant to its terms and conditions;

V The terms and conditions of this Instrument of Indenture and Fiduciary Assignment and Transfer Agreements, the fulfillment of the obligations set forth herein and therein and the Offer (a) do not infringe on its by-laws; (b) do not infringe upon any contract or instrument of which the Company forms a part or with which any of its property or goods are linked; (c) they will not result in (i) the acceleration of any established obligation in any of these contracts or instruments; (ii) the creation of any judicial or extrajudicial lien or pledge, on any of the Company’s assets or property (except on the Securities in rem); or (iii) the termination of any of these contracts or instruments; (d) they do not infringe on any legal provision to which the Company or any of its good are subject; and (e) they do not infringe on any order, decision, or administrative, judicial or arbitral ruling that affects the Company or any of its good or property;

VI	It is fully aware and wholly agrees with the disclosure and determination of the DI rate, and agrees that the calculation of the remuneration calculation was chosen of its own free will, in observance of the good faith principle.

VII	The obligations relating to this Instrument of Indenture are, at least, pari passu with all the Company’s remaining present or future unsecured debts;

VIII	The balance sheet relating to the incorporation of the Company correctly represents the Asset and Financial position of the Company in all the relevant aspects on that date and was duly drafted in accordance with the applicable principles determined by applicable regulation;

IX	Except for cases where, in good faith, it is discussing the applicability of the law, rule or regulation in administrative or judicial areas, or those which failure to comply does not adversely affect its capacity to comply with the obligations foreseen in this Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements, it is complying with all the laws, regulations, administrative standards and directives from governmental bodies, authorities or courts applicable to conducting its business;

X	It is up to date with the payment of all its tax (municipal, state and federal), workers, social security and environmental obligations, and any other obligations imposed by law, except for those cases where, in good faith, it is discussing the applicability of the law, rule or regulation in administrative or judicial areas, or those which failure to comply does not adversely affect its capacity to comply with the obligations foreseen in this Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements;

XI	It has all the authorizations and licenses. They are valid, effective, in perfect order and in full force, including environmental licenses, required for the normal execution of its respective activities, except for those which failure to comply does not adversely affect its capacity to comply with the obligations foreseen in this Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements; and

XII	There is no (a) failure to comply to any relevant contractual or legal provision or any other judicial, administrative or arbitral order; or (b) any judicial, administrative or arbitral proceedings, inquiry or any other type of governmental investigation that, in each case, (i) adversely affects its capacity to fulfill the obligations provided in this Instrument of Indenture and/or in the Fiduciary Assignment and Transfer Agreements in any relevant manner; or (ii) aims to annul, amend, invalidate, question or affect the Instrument of Indenture and/or the Fiduciary Assignment and Transfer Agreements;

XIII	The written information supplied by the Company to the Trustee and/or to the Debenture holders for the purposes of issuing the Debentures and/or the Offer are true, consistent, accurate, complete, correct and adequate in all the relevant aspects;

XIV	There is no link between the Company and the Trustee that impedes the Trustee from fully performing its duties; and

XV	The Company is a recently legally incorporated company, and on the date of signing this Instrument and on the Date of Issue, it has no financial debt, except that relating to the Acquisition and the financing of the Acquisition.

10.2	The Company is irrevocably obliged, to indemnify the Debenture holders and the Trustee for any injury, damage, loss, costs and/or expenses (including judicial costs and reasonable legal fees) directly incurred and attested by the Debenture holders and the Trustee as a result of the inveracity or inaccuracy of any of the statements made pursuant to Clause 10.1, as determined by non-reversible judicial ruling.

10.3	Notwithstanding the provisions in Clause 10.2 above, the Company is obliged to immediately notify the Trustee in the event that any of the statements made herein be untrue, incorrect or incomplete on the date that it was declared.

11 EXPENSES

11.1.	All reasonable costs incurred with the Offer or the structuring, issue, registration and execution of the Debentures and the Securities in rem shall be the responsibility of the Company, including publications, entries, registrations, hiring of the Trustee, of the Depository Institution, of the Agent Bank, and the remaining service providers and any other cost relating to the Debenture and the Securities in rem.

12 GENERAL PROVISIONS

12.1	The obligations assumed under this Issuance Deed are irrevocable and irreversible, binding the Parties and their successors in title to compliance in full.

12.2	Any alteration of this Issuance Deed shall only be considered valid if formalized in writing, in an instrument signed by both Parties.

12.3	The invalidity or nullity, in all or in part, of any of the clauses of this Issuance Deed shall not affect the others, which shall remain valid and effective until all obligations herein are fulfilled by the Parties. Should any clause in this Issuance Deed be declared invalid or void, the Parties must negotiate, as soon as possible, substitution of the clause declared invalid or void for inclusion in this Issuance Deed, under valid terms and conditions that reflect the terms and conditions of the invalid or void clause, in keeping with the aims and objectives of the Parties at the time the invalid or void clause was negotiated and within the scope.

12.4	Any tolerance, partial exercise or concession made by the Parties to each other shall always be considered as purely liberality, and shall not entail loss or waiver of any right, facility, privilege, prerogative or powers conferred (including mandate), nor imply novation, alteration, compromise, issuance, modification or weakening of the rights and obligations contained therein.

12.5	The Parties recognize this Issuance Deed and the Debentures as extra judicial executive titles under the terms of article 585, items I and II of Law no. 5.869 of 11 January 1973, as amended (“Civil Procedure Code”).

12.6	For the purposes of this Issuance Deed the Parties may, entirely at their discretion, request the specific performance of the obligations herein, under the terms of articles 461, 621 and 632 of the Civil Procedure Code, without prejudice to the right to request early expiry of the Debentures under the terms of this Issuance Deed.

13 APPLICABLE LEGISLATION: ARBITRATION

13.1	This Issuance Deed and any dispute, claim or non-contractual obligation arising from or associated with it, or its object or creation, shall be governed and interpreted in accordance with Brazilian Law.

13.2	Any controversy shall be resolved through arbitration administered in the scope of the Arbitration Guidelines of the Arbitration and Mediation Centre of the Brazil-Canada Chamber of Commerce (“BCCC Regulations”) (such regulations being incorporated and integral to this Issuance Deed, the Parties agreeing to be subject to these regulations) by means of arbitration proceedings to be carried out in Sao Paulo, conducted in Portuguese by three arbitrators nominated in accordance with the BCCC regulations in force on the date of the dispute and subject to arbitration (“BCCC Arbitration”). Any sentence by the arbitrators must include a statement of the reasons for the decision and shall be final, binding and enforceable.

13.3	Before an Arbitral Tribunal is set up, either of the Parties can request preliminary verdicts (interim measures) or advance relief (preliminary injunctions) from the Judicial System; such action shall not be interpreted as renunciation of arbitration proceedings. Once the Arbitral Tribunal is set up the preliminary verdicts (interim measures) or advance relief (preliminary injunctions) must be requested from the Arbitral Tribunal. The Arbitral Tribunal can also review the (interim measures) or advance relief (preliminary injunctions) granted or denied by the Judicial System prior to setting up the Arbitral Tribunal.

13.4	Legal aid may only be requested for: (i) preliminary verdicts (interim measures) or advance relief (preliminary injunctions) required to set up the Arbitral Tribunal (ii) annulment action stipulated under article 32 of Law no. 9.307/96, (iii) disputes that, under Brazilian law, cannot be resolved by means of arbitration and (iv) the application of any decision taken by the Arbitral Tribunal including the final award and any partial sentence. The Parties hereby elect the Forum of the City of Sao Paulo, State of Sao Paolo, to resolve any of the matters mentioned in items (i) (ii) and (iii) to the exclusion of any other forum that may be claimed. Any sentence rendered shall be final and binding on both Parties and may be entered at any tribunal with jurisdiction or application can be made to this tribunal for an order of execution, as applicable.

13.5	Both the Parties irrevocably (i) renounce any objection they may have at any time regarding the election of a forum for any proceedings settled by the tribunals of a competent jurisdiction or BCCC Arbitration (ii) renounce any allegation that such judicial proceedings settled by the tribunals of a competent jurisdiction or BCCC Arbitration took place in an unsuitable forum and (iii) furthermore renounce the right to object to such proceedings settled at tribunals in a competent jurisdiction or BCCC Arbitration on the grounds that the court or arbitral tribunal has no jurisdiction over that Party.

In witness thereof, the Parties agreeing to be bound on their own behalf and on behalf of their successors, hereby sign this Issuance Deed in 5 (five) copies identical in content and form in the presence of the two undersigned witnesses.

Sao Paulo, 22 November 2012

(The signatures appear on the following 3 (three) pages.)

Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A., entered into on 22 November 2012 between BC Brazilco Participacoes S.A. and Planner Trustee Distribuidora de Titulos e Valores Mobiliarios Ltda. – Signature Page 1/3.

BC BRAZILCO PARTICIPACOES S.A.

/s/ Jobelino Vitoriano Locateli		/s/ Igor Anselmo Delboni
Name:	Jobelino Vitoriano Locateli	Name:	Igor Anselmo Delboni
Position:	Legal Representative	Position:	Procurement
(CPF:035.964.518-68)		(CPF: 293.691.928-24)

Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A., entered into on 22 November 2012 between BC Brazilco Participacoes S.A. and Planner Trustee Distribuidora de Titulos e Valores Mobiliarios Ltda. – Signature Page 2/3.

PLANNER TRUSTEE DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS LTDA.

/s/ Viviane Rodrigues		/s/ Flavio D. Aguetoni
Name:	Viviane Rodrigues	Name:	Flavio D. Aguetoni
Position:	Director	Position:	Procurement

Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A., entered into on 22 November 2012 between BC Brazilco Participacoes S.A. and Planner Trustee Distribuidora de Titulos e Valores Mobiliarios Ltda. – Signature Page 3/3.

Witnesses:

/s/ Socrates Felix de Oliveira		/s/ Ana Eugenia J.S. Queiroga
Name:	Socrates Felix de Oliveira	Name:	Ana Eugenia J.S. Queiroga
CPF:274.727.908-18		CPF: RG: 15461802000-3

First Amendment to the Private Instrument of Deed of the 1st Offering, with Restrictive

Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Offering of

BC Brazilco Participações

Parties to this First Amendment of the Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A.

I. Acting as issuing body offering the debentures that are the object of the Issuance Deed (“Debentures”):

BC BRAZILCO PARTICIPACOES S.A. Private Limited Liability Company for the purposes of the Securities Commission (“CVM”) with its registered office in the City of Sao Paulo, State of Sao Paulo, Avenida Bernadino de Campos, no. 98, 3 andar, sala 18, registered with the Corporate Taxpayers’ Registry (“CNPJ/MF”) under no. 15.418.674/0001-88 herein represented under the terms of its articles of association (“Company” and/or “Issuing Body”); and

II. Acting as Monitoring Trustee, nominated for the purposes of this Issuance Deed and the inspector, representing the shareholders holding Debentures (“Debenture Holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS LTDA. Limited company with its registered office in the City of Sao Paulo, State of Sao Paulo, Avenida Brigadeiro Faria Lima, no. 3.900, 10 andar, registered with the CNPJ/MF under no. 67.030.395/0001-46, herein represented under the terms of its articles of association (“Monitoring Trustee” in conjunction with the Issuing Body the Parties”).

WHEREAS:

(A) The Issuing Body and the Monitoring Trustee on 21 November 2012 entered into the First Amendment of the Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A. (“Issuance Deed”) registered with the Board of Trade of the State of São Paulo (“JUCESP”) on 27 November 2012 under no. ED001053-4/000;

(B) Clause 5.2.1 of the Issuance Deed establishes that as soon as the Acquisition Closing Date is known and, bearing the date of registration and integration of the Debentures, the amendment to the Issuance Deed will be made to reflect the definition of that date, the Debenture Holders when registering for or acquiring the Debentures shall recognize, agree and accept the formalization of this amendment instrument hereby entered into between the Issuing Body and the Monitoring Trustee, independent of the Debenture Holders Assembly or any other representation of Debenture Holders or the Monitoring Trustee; and

(C) On 11 December 2012 it will be integrated into the Debentures, under the terms of Clauses 5.2, 5.3 and 5.4 of the Issuance Deed.

The Issuing Body and the Monitoring Trustee AGREE to enter into this Amendment in accordance with the following clauses and conditions:

The terms used in this Amendment and not defined in any other manner have the same meaning as that attributed to them in the Issuance Deed.

Clause 1. Authorization

1.1. This Amendment is entered into in accordance with the authorization agreed by the Extraordinary General Shareholders Meetings of the Company that took place on 8 November 2012 and 22 November 2012.

1.2. Under the terms of Clause 5.2.1 of the Issuance Deed, registering or acquiring Debentures, the Debenture Holders, independent of the Debenture Holders Assembly or any other representation of Debenture Holders or the Monitoring Trustee, recognize, agree and accept the formalization of the amendment instrument(s) to be entered into between the Issuing Body and the Monitoring Trustee, and where applicable the Guarantor, again formalizing knowledge of the Payment Date.

Clause 2. Object

2.1. The aim of this Amendment is to reflect, under the terms of Clause 5.2.1 of the Issuance Deed, definition of the Debentures Payment Date, that is 11 December 2012.

Clause 3. Exclusion and alteration of Clauses

3.1. Pursuant to the stipulations referred to in Clause 2.1 of the Amendment, the Parties agree to exclude Clause 5.2.1 of the Deed, as well as to modify the wording of Clauses 5.4., 6.14., 6.15. and 6.16. of the Issuance Deed, this shall enter into force with the following wording:

“5.4. Payment Form and Cost. All Debentures shall be paid promptly on a single date, in Brazilian currency, on registration, on 11 December 2012 (“Payment Date”) at the Nominal Unit Value (in accordance with the stipulations of Clause 6.14 below).

(…)

6.14. Payment Period and Date. Observing the stipulations of this Issuance Deed, the expiry period of the Debentures shall be 11 September 2019 (“Payment Date”), that is 7 (seven) years after the Payment Date.

6.15. Nominal Value Payment. The Nominal Unit Value of each Debenture shall be paid as of the 24th (twenty fourth) month after the Payment Date in 6 (six) successive annual installments

2

(“Payments”) in accordance with the table below:

Percentage of Nominal Unit Value to be paid in installments	Payment Date
7% (seven per cent)	11 December 2014
11% (eleven per cent)	11 December 2015
15% (fifteen per cent)	11 December 2016
18% (eighteen per cent)	11 December 2017
21% (twenty one per cent)	11 December 2018
28% (twenty eight per cent)	11 December 2019

6.16. Remuneration. Remuneration of Debentures shall be as follows:

I. Monetary update: the Nominal Unit Value of Debentures shall not be monetarily updated; and

II. Compensatory interest: Debentures shall bear compensatory interest corresponding to the variation accumulated at 100% (one hundred percent) of the mean daily rate of the DI – Interbank Deposit per day, “over extra group” expressed as an annual percentage, base 252 (two hundred and fifty two) business days, calculated and broadcast daily by CETIP, on the daily update available on its internet webpage (http://www.cetip.com.br) (“DI rate”) increased exponentially with a spread or surcharge equivalent to 3.70% (three point seven percent) (“Remuneration”) calculated exponentially and cumulatively pro rata for elapsed business days, base 252 business days, on the value of the outstanding balance of the Nominal Unit Value of Debentures from the first Payment Date or the date of payment of remuneration immediately preceding, as applicable, until the effective payment date. Remuneration is payable every 6 months after the Payment Date, the first payment becoming due on 11 June 2013 and the last on the Maturity Date.”

3

Clause 4. Ratifications

4.1. Alterations made to the Issuance Deed or stipulated in this Amendment duly signed by the Parties, shall become an integral part of the Issuance Deed provided all the other clauses appearing in the Issuance Deed unaltered by this Amendment remain valid and in force.

Clause 5. General Provisions

5.1. The Issuing Body undertakes, within a minimum period of 5 (five) Business Days after this Amendment is signed, to submit the document for registration with JUCESP in accordance with article 62 of Law no. 6.404 of 15 December 1976, as amended.

5.1.1. The Issuing Body undertakes to send the Monitoring Trustee 1 (one) original copy of the duly registered Amendment, in accordance with the above stipulation, within 10 (ten) Business Days of obtaining the abovementioned registration.

5.2. This Amendment is irrevocable and irreversible, binding the Parties and their successors in title.

5.3. Should any of the provisions of this Amendment be considered illegal, invalid or ineffective, all the other provisions not affected by this judgment shall prevail, the Parties undertaking, in good faith, to substitute the affected provision with another, insofar as is possible, that has the same effect.

5.4. This Amendment constitutes an extra judicial executive title under the terms of article 585, items I and II of the Civil Procedure Code, and the obligations contained therein are subject to specific performance, in accordance with articles 632 et seq. of the Civil Procedure Code.

5.5 This Amendment is governed by the laws of the Federative Republic of Brazil, any controversies arising from it to be resolved in accordance with the terms of the arbitration clause established in the Issuance Deed.

In witness thereof, the Parties hereby sign this Amendment in 5 (five) copies identical in content and form in the presence of the two undersigned witnesses.

Sao Paulo, 05 December 2012.

(The signatures appear on the following 4 (four) pages.)

(Rest of this page intentionally left blank.)

4

(First Amendment to Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A. – Signature Page 1/3)

BC Brazilco Participacoes S.A.

/s/ Jobelino Vitoriano Locateli		/s/ Jose Tavares de Lucena
Name:	Jobelino Vitoriano Locateli	Name:	Jose Tavares de Lucena
Position:	Director	Position:	Director

5

(First Amendment to Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A. – Signature Page 2/3)

Planner Trustee Distribuidora de Titulos e Valores Mobiliarios LTDA.

/s/ Arthur M. Figueiredo		/s/ Flavio D. Aguetoni
Name:	Arthur M. Figueiredo	Name:	Flavio D. Aguetoni
Position:	Director	Position:	Procurement

6

(First Amendment to Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A. – Signature Page 3/3)

Witnesses:

/s/ Juliana Manucelli Rocha		/s/ Ana Eugenia J. S. Queiroga
Name:	Juliana Manucelli Rocha	Name:	Ana Eugenia J. S. Queiroga
CPF: 371.562.03A27		CPF: RG:1546180200-3

7

PRIVATE INSTRUMENT OF SECOND AMENDMENT TO PRIVATE INSTRUMENT OF DEED OF 1ST

ISSUANCE, WITH RESTRICTED PLACEMENT EFFORTS, OF SIMPLE DEBENTURES, NOT

CONVERTIBLE INTO SHARES, PLEDGE TYPE, ISSUE BY BC BRAZILCO PARTICIPACOES S.A.

The Parties to this “Private Instrument of Second Amendment to Private Instrument of Deed of 1st Issuance, with Restricted Placement Efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A.” (“Amendment”):

I. Acting as issuing body offering the debentures that are the object of the Issuance Deed (“Debentures”):

BC BRAZILCO PARTICIPACOES S.A. Private Limited Liability Company for the purposes of the Securities Commission (“CVM”) with its registered office in the City of Sao Paulo, State of Sao Paulo, Avenida Bernadino de Campos, no. 98, 3 andar, sala 18, registered with the Corporate Taxpayers’ Registry (“CNPJ/MF”) under no. 15.418.674/0001-88 herein represented under the terms of its articles of association (“Company” and/or “Issuing Body”);

II. Acting as Guarantor for the obligations assumed by the Issuing Body under this Deed:

Atento Brasil S.A., Company duly incorporated and in existence in accordance with the laws of the Federative Republic of Brazil with its registered office in the City of Sao Paulo, State of Sao Paulo, Avenida das Nacoes Unidas, no. 14.171, 4 andar, Torre A, Edificio Rochavera C. Towers, conjuntos 401, 402, 403 & 404, Vila Gertrudes, registered with the Corporate Taxpayers’ Registry (“CNPJ/MF”) under no. 02.879.250/0001-79 herein represented under the terms of its articles of association (“Guarantor”); and

III. Acting as Monitoring Trustee, nominated for the purposes of this Issuance Deed and the inspector, representing the shareholders holding Debentures (“Debenture Holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS LTDA. Limited company with its registered office in the City of Sao Paulo, State of Sao Paulo, Avenida Brigadeiro Faria Lima, no. 3.900, 10 andar, registered with the CNPJ/MF under no. 67.030.395/0001-46, herein represented under the terms of its articles of association (“Monitoring Trustee” jointly with the Issuing Body the Parties”).

WHEREAS:

(A) The Issuing Body and the Monitoring Trustee on 22 November 2012 entered into the Private Instrument of Deed of 1st Issuance, with restricted placement efforts, of Simple Debentures, Not Convertible into Shares, Pledge Type, Issue by BC Brazilco Participacoes S.A. (“Issuance Deed”) registered with the Board of Trade of the State of São Paulo (“JUCESP”) on 27 November 2012 under no. ED001053-4/000;

(B) Clause 6.11 of the Issuance Deed establishes that, to guarantee compliance with all the financial obligations, main and accessory, assumed by the Company under the terms of this Issuance Deed, including obligations to pay expenses, costs, charges, taxes, refunds or compensation, damages or expenses that could be paid by the Debenture Holders and/or Monitoring Trustee pursuant to the constitution, maintenance, consolidation and/or exemption from or execution of guarantees under the Deed, the Debentures shall be subject to the following pledges (“Pledges”):

a. Trust transfer of all shares issued by the Company, present or future, constituted by direct Company shareholders and subject to their agreement, in accordance with the stipulations of the “Trust Transfer Deed relating to Shares and other Holdings”, entered into between BC Luxco 1, BC Spain Holdco 4, S.A.U., the Company and the Monitoring Trustee (“Trust Transfer Deed for Shares of the Issuing Body”):

b. Additionally, trust transfer will be made in favor of the Debenture Holders, represented by the Monitoring Trustee, of all shares issued by Atento Brasil S.A., present or future, constituted by direct shareholders in Atento Brasil S.A., subject to their agreement, in accordance with the stipulations of the “Trust Transfer Deed relating to Shares and other Holdings”, entered into between the Company, the Monitoring Trustee and BC Spain Holdco 4, S.A., to be registered and perfected, under penalty of early expiry of the Debentures, within 20 (twenty) days of the Acquisition Closing Date, the respective registration recorded by the competent body for registration of shares and documents and endorsement in the Book of Registry of Nominative Shares of Atento Brasil S.A. to be recorded within the same timescale (“Trust Transfer Deed of Atento Brasil”):

c. Additionally, trust transfer will be assigned in favor of the Debenture Holders, represented by the Monitoring Trustee, of the credit rights of Atento Brasil S.A. and Telefónica S.A. (in accordance with the respective guarantee instrument) relating to the commercial contracts entered into as part of an overall service contract, held with Telefónica S.A., in accordance with what is established in the “Linked Deposit Contract and Trust Assignment of Credit Rights and Account Administration” between Atento Brasil S.A., the Monitoring Trustee, and the Depositary Bank (in accordance with what is stipulated in the said contract) to be entered into and the respective registration recorded by the competent body for registration of shares and documents within 15 (fifteen) days of the Acquisition Closing Date, (whereas the Company must make reasonable commercial endeavors for constitution to take place 01 (one) day after the Acquisition Closing Date) (“Credit Assignment Deed”) and, jointly with the Trust Transfer Deed of the Issuing Body and the Credit Assignment Deed, “Assignment and Trust Transfer Deeds”);

(C) Clause 6.12 of the Issuance Deed establishes that in addition to the abovementioned Pledges, within 15 days of the Acquisition Closing Date, under penalty of early expiry of the Debentures, an amendment to the Issuance Deed must be entered into in order to formalize the surety of Atento Brasil

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S.A. which will undertake jointly and severally to pay the Debenture Holders all the obligations of the Issuing Body arising from the Issuance Deed, until final liquidation, expressly renouncing benefits of privilege, rights and facilities for dismissal of any kind stipulated in articles 333, single paragraph, 366, 821, 827, 829, 830, 834, 835, 837, 838 and 839 of Law no. 10.406 of 10 January 2002, as amended (“Civil Code”) and articles 77 and 595 of Law no. 5.869 of 11 January 1973, as amended (“Civil Procedure Code”) (“Security”); and

(D) The Acquisition Closing Date was verified on 12 December 2012 and, on that date, (i) entered into between the Company, the Monitoring Trustee and BC Spain Holdco 4, S.A. the “Trust Transfer Deed relating to Shares and other Holdings”, under the terms of which all issued shares of Atento Brasil S.A. present and future were transferred in favor of the Debenture Holders represented by the Monitoring Trustee (“Trust Transfer Deed of Atento Brasil S.A”).; and (ii) was entered into between the Company, the Monitoring Trustee, Atento Brasil S.A. and the Depositary Bank (in accordance with what is defined in the said contract) “Linked Deposit Contract and Trust Assignment of Credit Rights and Account Administration” under the terms of which deeds were transferred in favor of the Debenture Holders, represented by the Monitoring Trustee, credit rights of Atento Brasil S.A. arising from contracts entered into between Atento Brasil S.A. and Telefónica S.A. (in accordance with the respective guarantee instrument) relating to the commercial contracts entered into as part of an overall service contract, held with Telefónica S.A. (“Credit Assignment Deed”);

The Issuing Body, the Monitoring Trustee and Atento Brasil S.A. hereby AGREE to enter into this Amendment in accordance with the following clauses and conditions:

The terms used in this Amendment and not defined elsewhere shall have the same meaning as that attributed to them in the Issuance Deed.

Clause 1. Authorization

1.1. This Amendment is entered into in accordance with the authorization agreed by the Extraordinary General Meetings (“AGEs”) of the Issuing Body that took place on 8 November 2012 and 22 November 2012.

1.2. Under the terms of Clause 6.12 of the Issuance Deed, registering or acquiring Debentures, the Debenture Holders, independent of the Debenture Holders Assembly or any other representation of Debenture Holders or the Monitoring Trustee, recognize, agree and accept the formalization of the amendment instrument(s) to be entered into between the Issuing Body and the Monitoring Trustee, and where applicable the Guarantor, substantially in the form stipulated in Annex I of the Issuance Deed, again formalizing the constitution of guarantees stipulated in Clause 6.11, items II and III and Clause 6.12.

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Clause 2. Object

2.1. The aim of this Amendment is to reflect, under the terms of Clause 6.11 of the Issuance Deed, entry into and the respective registration recorded by the competent body for registration of shares and documents of the Trust Transfer Deed of Atento Brasil S.A. and the Credit Assignment Deed; and (ii) under the terms of Clause 6.12 of the Issuance Deed, constitution of the Security in favor of the Debenture Holders, in accordance with the stipulations of Clause 3 below.

Clause 3. Security

3.1. Herein, irrevocably and irreversibly, Atento Brasil S.A. (specified above) undertakes, herein represented by the Monitoring Trustee, jointly and severally to pay the Debenture Holders all Issuing Body obligations, including, but not limited to, payment in full of all sums, main and accessory, of the Issuing Body arising from this Issuance Deed and/or stipulated in other Issue Deed documents in which all the other characteristics and conditions of obligations assumed by the Issuing Body, as well as all costs or expenses duly incurred by the Monitoring Trustee or by the Debenture Holders carrying out processes, procedures and/or other judicial or extra judicial measures necessary to safeguard their rights and prerogatives arising from the Issue Deed and other Issue Deed documents and later amendments, including legal expenses and costs, fees and legal counsel expenses, Monitoring Trustee fees and expenses, the Mandated Bank fees and expenses, CETIP and compensation claims where existing, increased with Remuneration and applicable delay penalties, including but not limited to those due to the Monitoring Trustee, to fully comply with all obligations stated in the Issue Deed (“Guaranteed Value”) until final liquidation, expressly renouncing benefits of privilege, rights and facilities for dismissal of any kind stipulated in articles 333, single paragraph, 366, 821, 827, 829, 830, 834, 835, 837, 838 and 839 of Law no. 10.406 of 10 January 2002, as amended (“Civil Code”) and articles 77 and 595 of Law no. 5.869 of 11 January 1973, as amended (“Civil Procedure Code”) (“Security”). The security thus granted by the Guarantor under the Issue Deed is given based on the commercial decision of the Guarantor, made under the terms of its Articles of Association.

3.1.1. The Guaranteed Value will be payable by Atento Brasil S.A., jointly, and must be paid, independent of any claim, action, dispute our complaint that the Issuing Body may have or exercise in regard to its obligations, within 5 (five) Business Days, following receipt of written communication sent by the Monitoring Trustee to Atento Brasil S.A. informing them of the absence of payment, on the respective payment date, of any sum due by the Issuing Body under the terms of the Issue Deed, including but not limited to the sums due to Debenture Holders as main value, remuneration or charges of any kind, as well as any obligations attributable to the Issuing Body in the scope of the Issue Deed. Any notification must be sent by

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the Monitoring Trustee within 01 (one) business day of verification of absence of payment by the Issuing Body of any sum due relating to the Debentures on the payment date stated in the Issue Deed.

3.1.2. The payment cited in item 3.1.1. above will be made outside the scope of the CETIP and in accordance with the instructions received from the Monitoring Trustee.

3.1.3. The Security may be performed and required by the Monitoring Trustee as often as is necessary until total liquidation of the Guaranteed Value is achieved, judicially or extra judicially, accountable to Atento Brasil S.A. The Monitoring Trustee, in accordance with the powers invested in him under this Issue Deed and Brazilian Corporation Law shall determine the requirement for judicial or extra judicial execution of the Security stipulated in this Issuance Deed, once any hypothesis of insufficient payment of any sums, main or accessory, payable by the Issuing Body under the terms of this Issue Deed has been verified.

3.1.4. No objection or opposition on the part of the Issuing Body can be admitted or invoked by Atento Brasil S.A. intending to excuse compliance with its obligations to the Debenture Holders.

3.1.5. The Guarantor henceforth agrees and undertakes to only request and/or ask the Issuing Body for any sum honored by the Guarantor under the terms of the Security after the Debenture Holders have received the sums due to them under the terms of this Issuance Deed.

3.1.6. The Guarantor declares and guarantees that: (i) the loan of this Security was duly authorized by the respective competent company bodies; and (ii) all necessary authorizations for the loan of this Security were obtained and are fully in force.

3.2. The Guarantor becomes one of the contracting parties of the Issue Deed and hereby declares that he has full knowledge of all the terms and conditions of the Issue Deed and related documents.

Clause 4. Amendment to the Issue Deed

4.1. Pursuant to the stipulations referred to in Clause 2.1. above and granting the Security stipulated in Clause 3.1. above the Parties agree to amend Clauses 6.11 and 6.12 of the Issue Deed, which shall be replaced by the following:

6.11 Pledges. To ensure compliance with all the all the financial obligations, main and accessory, assumed by the Company and by Atento Brasil S.A. under the terms of this Issuance Deed, including obligations to pay expenses, costs, charges, taxes, refunds or compensation, damages or expenses that could be paid by the Debenture Holders and/or Monitoring Trustee pursuant to the constitution, maintenance, consolidation and/or exemption from or execution of guarantees under the Deed, the Debentures shall be subject to the following pledges (“Pledges”):

I. Trust transfer of all shares issued by the Company, present or future, constituted by direct Company shareholders and subject to their agreement, in accordance with the stipulations of the Trust Transfer Deed for Shares of the Issuing Body (“Trust Transfer Deed for Shares of the Issuing Body”);

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II. Trust transfer of all shares issued by Atento Brasil S.A, present or future, constituted by direct Atento Brasil S.A shareholders and subject to their agreement, in accordance with the stipulations of the “Trust Transfer Deed relating to Shares and other Holdings” (“Trust Transfer Deed for Shares of Atento Brasil S.A.”);

III. Trust assignment of the credit rights of arising from contracts entered into between Atento Brasil S.A. and Telefónica S.A. (in accordance with the respective guarantee instrument) relating to the commercial contracts entered into as part of an overall service contract, held with Telefónica S.A., in accordance with what is established in the “Linked Deposit Contract and Trust Assignment of Credit Rights and Account Administration” (“Credit Assignment Deed”) and, jointly with the Trust Transfer Deed of the Issuing Body and the Credit Assignment Deed, “Assignment and Trust Transfer Deeds”).”

6.12. Surety. Additionally, under the terms of this Issuance Deed, Atento Brasil S.A. undertakes jointly and severally to pay the Debenture Holders all the obligations of the Issuing Body arising from the Issuance Deed, including but not limited to payment in full of all sums, main and accessory, of the Issuing Body arising from this Issuance Deed and/or stipulated in other Issue Deed documents in which all the other characteristics and conditions of obligations assumed by the Issuing Body, as well as all costs or expenses duly incurred by the Monitoring Trustee or by the Debenture Holders carrying out processes, procedures and/or other judicial or extra judicial measures necessary to safeguard their rights and prerogatives arising from the Issue Deed and other Issue Deed documents and later amendments, including legal expenses and costs, fees and legal counsel expenses, Monitoring Trustee fees and expenses, the Mandated Bank fees and expenses, CETIP and compensation claims where existing, increased with Remuneration and applicable delay penalties, including but not limited to those due to the Monitoring Trustee, to fully comply with all obligations stated in the Issue Deed (“Guaranteed Value”) until final liquidation, expressly renouncing benefits of privilege, rights and facilities for dismissal of any kind stipulated in articles 333, single paragraph, 366, 821, 827, 829, 830, 834, 835, 837, 838 and 839 of Law no. 10.406 of 10 January 2002, as amended (“Civil Code”) and articles 77 and 595 of Law no. 5.869 of 11 January 1973, as amended (“Civil Procedure Code”) (“Security”).

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The security thus granted by the Guarantor in the scope of the Issue Deed is given based on the commercial decision of the Guarantor, made under the terms of its Articles of Association.

6.12.1. The Guaranteed Value will be payable by Atento Brasil S.A., jointly, and must be paid, independent of any claim, action, dispute our complaint that the Issuing Body may have or exercise in regard to its obligations, within 5 (five) Business Days, following receipt of written communication sent by the Monitoring Trustee to Atento Brasil S.A. informing them of the absence of payment, on the respective payment date, of any sum due by the Issuing Body under the terms of the Issue Deed, including but not limited to the sums due to Debenture Holders as main value, remuneration or charges of any kind, as well as any obligations attributable to the Issuing Body in the scope of the Issue Deed. Any notification must be sent by the Monitoring Trustee within 01 (one) business day of verification of absence of payment by the Issuing Body of any sum due relating to the Debentures on the payment date stated in the Issue Deed.

6.12.2. The payment cited in item 6.12.1. above will be made outside the scope of the CETIP and in accordance with the instructions received from the Monitoring Trustee.

6.12.3. The Security may be performed and required by the Monitoring Trustee as often as is necessary until total liquidation of the Guaranteed Value is achieved, judicially or extra judicially, accountable to Atento Brasil S.A. The Monitoring Trustee, in accordance with the powers invested in him under this Issue Deed and Brazilian Corporation Law shall determine the requirement for judicial or extra judicial execution of the Security stipulated in this Issuance Deed, once any hypothesis of insufficient payment of any sums, main or accessory, payable by the Issuing Body under the terms of this Issue Deed has been verified.

6.12.4. No objection or opposition on the part of the Issuing Body can be admitted or invoked by Atento Brasil S.A. intending to excuse compliance with its obligations to the Debenture Holders.

6.12.5. The Guarantor henceforth agrees and undertakes to only request and/or ask the Issuing Body for any sum honored by the Guarantor under the terms of the Security after the Debenture Holders have received the sums due to them under the terms of this Issuance Deed.

6.12.6. The Guarantor declares and guarantees that: (i) the loan of this Security was duly authorized by the respective competent company bodies; and (ii) all necessary authorizations for the loan of this Security were obtained and are fully in force.

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6.12.7.	Guarantor shall become a Contracting Party of this Deed of Issue and hereby declares that is possesses full knowledge of all of the terms and conditions contained in the Deed and related documents.

6.12.8.	Guarantor shall subrogate the rights of debenture holders in the event that the Surety subject of this clause should be wholly or in part honored up to the limit of the portion of the debt actually honored, given that Guarantor agrees to demanding only such amounts from the Issuer after debenture holders have fully paid the Guaranteed Value.”

Clause 5. Ratifications

5.1.	Changes proposed to the Deed or those contained within this Amendment and duly signed by the Parties shall constitute an integral part of the Deed, and all other clauses contained within the Deed that have not been amended by virtue of this Amendment remain valid and in full force.

Clause 6. General Provisions

6.1.	Issuer agrees to perform the following actions within the maximum time frames indicated: (i) to submit this Amendment for registration with JUCESP within 05 (five) Business Days of its execution in accordance with Article 62 of Law no. 6404 of December 15, 1976 as amended; (ii) to submit this amendment for registration with the São Paulo State Capital Deed and Document Registration Office within 05 (five) Business Days of its execution; and (iii) to forward 01 (one) original copy of this Amendment to the Fiduciary Agent within 05 (five) Business Days of its registration with JUCESP.

6.2.	This Amendment has been irrevocably and irreversibly concluded and shall bind the parties and their successors in title.

6.3.	In the event that any of the provisions of this Amendment should be judged to be illegal, invalid, or powerless, all remaining provisions not affected by same judgment shall prevail and the Parties agree in good faith to replace the affected provision with another to produce the same effect in as much as possible.

6.4.	This Amendment constitutes an extrajudicial execution under the terms of Article 585, Sections I and II of the Code of Civil Procedure, and the obligations herein contained are subject to specific execution pursuant to Article 632 et seq of the Code of Civil Procedure.

6.5.	It is governed by the laws of the Federative Republic of Brazil, and disputes that may arise regarding it shall be resolved in accordance with the arbitration clause contained in the Deed.

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Being duly agreed, the Parties, together with two undersigned witnesses, have executed this Amendment in 05 (five) equal copies before all present.

São Paulo, Thursday, December 20, 2012.

(Signatures follow over the next 4 (four) pages.)

(Remainder of this page intentionally left blank.)

[signatures]

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(Private Agreement concerning the Second Amendment of the Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A. – Signature Page 1/4)

BC Brazilco Participações S.A.

/s/ Jobelino Vitoriano Locateli		/s/ José Tavares de Lucena
Name:	Jobelino Vitoriano Locateli	Name:	José Tavares de Lucena
Position:	Legal Representative	Position:	Legal Representative

[signatures]

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(Private Agreement concerning the Second Amendment of the Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A. – Signature Page 2/4)

Atento Brasil S.A.

/s/ Regis Noronha		/s/ Luis Ricardo Ferreira
Name:	Regis Noronha	Name:	Luis Ricardo Ferreira
Position:	Executive Director	Position:	Executive Director
ATENTO BRASIL S.A.		ATENTO BRASIL S.A.

[signatures]

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(Private Agreement concerning the Second Amendment of the Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A. – Signature Page 3/4)

Planner Trustee Distribuidora de Títulos e Valores Mobiliários LTDA.

/s/ Viviane Rodrigues		/s/ Flávio D. Aguetoni
Name:	Viviane Rodrigues	Name:	Flávio D. Aguetoni
Position:	Director	Position:	Attorney

[signatures]

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(Private Agreement concerning the Second Amendment of the Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A. – Signature Page 4/4)

Witnesses:

/s/ Ana Eugênia J. S. Queiroga		/s/ Rita Scorzo
Name:	Ana Eugênia J. S. Queiroga	Name:	Rita Scorzo
ID: RG: 15461802000-3		ID: RG: 19.144.022-X
CPF/MF:		CPF/MF: CPF: 104.407.77[6]-60

[signatures]

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[seal] JUCESP PROTOCOL

0.355.039/13-8

[bar code]

Third Amendment of the Private Indenture of Public Issue of Simple Debentures, not Convertible into

Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (in its capacity as successor of BC Brazilco Participações S.A.)

The Parties to this “Third Amendment of Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (in its capacity as successor of BC Brazilco Participações S.A.) (“Amendment”) are:

I.	as successor of BC Brazilco Participações S.A. (“BC Brazilco”), in its capacity as the issuer of the debentures subject of this Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (“Debentures” and “Deed”, respectively):

ATENTO BRASIL S.A., a joint stock company duly organized and existing in accordance with the laws of the Federative Republic of Brazil, located in the City of São Paulo, State of São Paulo, Nações Unidas Avenue no. 14171, 4th floor, Tower A, Rochavera C. Towers Building, suites 401, 402, 403, and 404, Vila Gertrudes, registered in the National Registry of Legal Persons (“CNPJ/MF”) under no. 02.879.250/0001-79, herein represented in accordance with its Company Bylaws, in its capacity as successor of BC Brazilco Participações S.A. (“Atento” and/or “Issuer”); and

II.	as fiduciary agent, representing the debenture holders (“Debenture Holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited partnership located in the City of São Paulo, State of São Paulo, Brigadeiro Faria Lima Avenue, no. 3900, 10th floor, registered with the CNPJ/MF under number 67.030.395/0001-46, herein represented under the terms of its articles of association (“Fiduciary Agent”, together with Issuer, “Parties”).

WHEREAS:

(A)	On December 31, 2012, the proposed acquisition of BC Brazilco by Atento (“Acquisition”) was approved by the BC Brazilco Extraordinary General Assembly and filed with the State of São Paulo Board of Trade (“JUCESP”) under no. 0.015.016/13-4 and approved by the Atento Extraordinary General Assembly and filed with JUCESP under no. 0.015.017/13-8; whereas, on the same date, BC Brazilco and Atento concluded a Justification Document and Acquisition Protocol stating the reasons, terms, and conditions for the Acquisition;

(B)	As a result of the Acquisition, Atento Brasil assumed active and passive responsibility for all rights and obligations held by BC Brazilco, including BC Brazilco’s rights and obligations resulting from the issue of Debentures as set forth in the Deed;

(C)	Under the terms of Clause 6.16.4 “V.(i)”, upon subscribing or acquiring Debentures, Debenture holders acknowledged, agreed to, and accepted the Acquisition regardless of a Debenture Holder Assembly or other form of demonstration on the part of the Debenture Holders or Fiduciary Agent being held and as such have previously and expressly approved this amendment to have the succession of BC Brazilco to Atento reflected in the Deed’s terms and conditions;

(E)	Under the terms of Clause 6.18 “III” and in accordance with the resolution adopted by the General Debenture Holder Assembly held on March 20, 2013, the Issuer (i) entirely amortized the portion that would be due on the first payment date (December 11, 2014) and (ii) partially amortized the portion that would be due on the second payment date (December 11, 2015) (“Extraordinary Amortization”); and

(F)	Under the terms of Clause 6.18 “III”, upon subscribing or acquiring Debentures, Debenture Holders acknowledged, agreed, and authorized the Issuer [and] the Fiduciary Agent to conclude this amendment to have this Extraordinary Amortization reflected in the Deed’s terms and conditions;

The Issuer and Fiduciary Agent RESOLVE to conclude this Amendment for all legal purposes with the following Clauses and conditions:

Clause 1. Authorization

1.1	This Amendment has been concluded in accordance with the authorization adopted in the extraordinary general assembly of Atento shareholders held on December 31, 2012 under which the Acquisition and necessary actions resulting therefrom were approved, same actions which included this Amendment to have the Acquisition reflected in the Deed’s terms and conditions.

1.2	Under the terms of Clauses 6.16.4 “V.(i)” and 6.18 “III” of the Deed, Debenture Holders, regardless of a Debenture Holder Assembly or other demonstration of the Debenture Holders or Fiduciary Agent being held, recognized, agreed to, and accepted the execution of this amendment making the Deed’s terms and conditions reflect the Acquisition and Extraordinary Amortization respectively.

Clause 2 Objective

2.1	The objective of this Amendment is to reflect the Acquisition and Extraordinary Amortization in Clauses 6.16.4 “V.(i)” and 6.18 “III” (respectively) of the Deed.

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Clause 3 Amendment of the Deed

3.1	Due to the Acquisition and BC Brazilco becoming defunct, BC Brazilco’s obligations arising from the Deed were assumed by Atento. In this manner, as a result of the Acquisition, the Parties resolve to modify the Deed so that:

(i)	all references to “Issuer”, “Company”, “BC Brazilco”, and “BC Brazilco Participações S.A.” shall be understood as references to Atento, successor to BC Brazilco due to acquisition;

(ii)	all references to “surety” or “guarantor” shall be disregarded due to Atento’s assumption of BC Brazilco’s obligations, under which it became the sole and principal debtor and ceased to be a joint debtor, and thus the Surety (as defined in the Deed) became extinct; and

(iii)	all references to “Fiduciary Lien of Issuer Shares” contained in the Issuer Fiduciary Lien Contract (as defined in the Deed) shall be disregarded due to BC Brazilco becoming extinct upon the Acquisition, the consequent cancellation of its shares, and the encumbrance on them becoming extinct.

3.2	As a result of the amendments agreed to in Clause 3.1 above, the Debentures have gone from being guaranteed by (a) fiduciary lien of Atento shares as stated in the Atento Brasil Fiduciary Lien Contract (as defined in the Deed); (b) and fiduciary assignment of credit rights arising from contracts concluded between Atento Brasil S.A. and Telefónica S.A. as contained in the Credit Assignment Contract (as defined in the Deed); in this context, all references to “Fiduciary Lien and Assignment Contracts” and “Collateral” as well as all references to guarantees in favor of Debenture Holders shall be considered references to the guarantees described in items “a” and “b” of this Clause.

3.3	Due to the provisions of Clauses 3.1 and 3.2 above, the Parties resolve to extinguish Clauses 6.12, 6.16.4 “V”, 6.26 XVIII, 6.26.4, 7.1 XIII (h) and (j), and 8.1 XIII and to replace the aforementioned Clauses with the statement “Clause extinct under the Third Amendment to the Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (in its capacity as successor of BC Brazilco Participações S.A.)”.

3.4	Due to the provisions of Clauses 3.1 and 3.2 above, the Parties resolve to modify Clauses 6.10, 6.11, and 6.26 XX(a) and XXVII of the Deed, which will take effect in the following form:

“6.10. Type. The Debentures shall have a security interest pursuant to Article 58 of the Corporation Law and shall have guarantee of fiduciary lien of shares issued by Company and guarantee of fiduciary assignment of certain credit rights from Atento.”

“6.11. Collateral. To ensure that all principal and ancillary financial obligations assumed by Company under this Deed of Issue are met, including obligations to pay expenses, costs, charges,

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taxes, reimbursements, or indemnities, obligations to reimburse Debenture Holder and/or Fiduciary Agent costs that they should incur due to forming, maintaining, consolidating, and/or exclusion or performance of the guarantees under the scope of the Issue, the Debentures shall have the following collateral (“Collateral”):

I.	fiduciary lien of all of the Company’s present and future shares, same lien to be held by direct shareholders of the Company with their consent as provided for in the “Fiduciary Lien and Other Covenants Contract” concluded between Company, Fiduciary Agent, and BC Spain Holdco 4, S.A.U., as amended periodically, registered with the competent deed and document registration office and recorded in the Nominal Share Record Book of Atento Brasil S.A. (“Atento Brasil Fiduciary Lien Contract”); and

III.	fiduciary assignment of Atento Brasil S.A.’s credit rights arising from the contracts concluded between Atento Brasil S.A. and Telefónica S.A. (as indicated in the respective guarantee) in connection with the contracts concluded in the area of a global service contract held with Telefónica S.A. as set forth in the “Linked Deposit and Credit Right and Account Administration Fiduciary Assignment Contract” concluded between Company, Fiduciary Agent, and the Deposit Bank (as defined in the aforementioned contract) as amended periodically, as registered with the competent deed and document registration office (“Credit Assignment Contract” and, together with the Atento Brasil Fiduciary Lien Contract, “Fiduciary Lien and Assignment Contracts”).”

“6.26. Early Maturity. Subject to the provisions of Clauses 6.26.1, 6.26.2, and 6.26.3 below, the Fiduciary Agent shall – in the event that any of the following cases occurs (each event shall be a “Default Event”) – declare all obligations subject of this Deed of Issue to be expired and shall demand immediate payment by the company of the outstanding balanced owed of the Nominal Value of outstanding Debentures, plus Remuneration prorated from the first Payment Date or the immediately prior Remuneration payment date as applicable up to the date of payment, without prejudice to Default Charges where applicable:

XX Encumbrance (understood to be a mortgage, encumbrance, pledge, fiduciary lien, fiduciary assignment, charge, lien, or other security interest over any company or entity’s assets or any other agreement having the effect of creating a security interest over any asset currently property of or acquired in the future by the company or entity (“Encumbrance”), except for:

(a) Security Interests;

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XXVII Any declaration or guarantee made or which may come to be made by Company in the Deed of Issue as amended which can be shown to represent a misunderstanding of any material issue which is not remedied within 5 (five) Business Days; and”

3.5	The Parties therefore resolve to amend Clause 6.28 of the Deed to use the Company’s address for correspondence:

Atento Brasil S.A.

Attn: Ms. Patrícia de Oliveira Rosa Gava / Sr. Aluizio Gomes de Araujo Junior

Nações Unidas Avenue no. 14171

4th floor, Tower A, Rochavera C. Towers Building

suites 401, 402, 403, and 404, Vila Gertrudes

São Paulo, SP

Tele: 11 3779-3447/11 3779-3467

3.6	Due to the Extraordinary Amortization (i) of the entire portion that would be due on the first payment date (December 11, 2014) and (ii) of part of the portion that would be due on the second payment date (December 11, 2015) made under Clause 6.18 “III”, the Parties resolve to amend Clauses 6.15 and 6.26, I, VII, VIII, and XXI(g) of the Deed, which shall enter into force with the following text:

“6.15. In consideration of the Extraordinary Amortization performed on March 25, 2013 corresponding to 7.82% (seven point eight two percent) of the Nominal Value of all Debentures, the Nominal Value of each Debenture shall be paid starting from the 36th (thirty-sixth) month after the Payment Date in 5 (five) consecutive annual portions (Payments) according to the table below:

Percentage of Nominal Value to be amortized	Payment Date
10.18% (ten point one percent)	December 11, 2015
15% (fifteen percent)	December 11, 2016
18% (eighteen percent)	December 11, 2017
21% (twenty-one percent)	December 11, 2018
28% (twenty-eight percent)	Maturity Date

“6.26. Early Maturity. Subject to the provisions of Clauses 6.26.1, 6.26.2, and 6.26.3 below, the Fiduciary Agent shall – in the event that any of the following cases occurs (each event shall be a “Default Event”) – declare all obligations subject of this Deed of Issue to be expired and shall demand immediate payment by the company of the outstanding balanced owed of the Nominal Value of outstanding Debentures, plus Remuneration prorated from the first Payment Date or the immediately prior Remuneration payment date as applicable up to the date of payment, without prejudice to Default Charges where applicable:

I (a) liquidation, dissolution, or extinction of the Company or any of its subsidiaries whose net income represents 5% (five percent) or more of the Group’s consolidated net revenue (“Significant Subsidiary”); (b) declaration of bankruptcy on the part of the Company or any Significant Subsidiary; (c) request for voluntary bankruptcy made by the Company or any Significant Subsidiary; (d) request for the Company or any Significant Subsidiary’s bankruptcy made by third parties provided that it is not ended within the legal period and provided that same request is not frivolous or vexatious; (e) request for a judicial or extrajudicial debt recovery plan made by the Company or any Significant Subsidiary;

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VII	Sale, merger, acquisition (except if it is the Company that is acquired) or any other corporate reorganization involving Company shares and/or shares of any Significant Subsidiary, except (a) if the transaction has been previously approved by Debenture Holders representing at least 75% (seventy-five percent) of outstanding Debentures; or (b) if the Debenture Holders choose – for a period of at least 6 (six) months from the publication date of the company’s minutes relating to the transaction – the right to redeem those debentures they hold for the outstanding balance of the Debentures’ Nominal Value plus payment of Debenture Remuneration prorated from the first Payment Date or the immediately prior Remuneration payment date as applicable up to the date of payment; or (c) if the transaction is exclusively between Subsidiaries;

VIII	If a Change of Control Occurs;

XXI In the event that Company or any of its Subsidiaries acquires Financial Debts with a Level of Leverage greater than or equal to 2.0 (two) times for calculations performed during the Calculation Period ending on the immediately prior Calculation Date (including the Financial Debt acquired), with exception made for the following Financial Debts which shall be allowed at any time:

(g) Financial Debt previously approved by Debenture Holders representing at least 75% of outstanding Debentures, with observance of the stricture that no Financial Debt (except those Debts arising from the Debentures) can be formed before the first Measurement Date, except: (a) if it does not total more than R$30,000,000.00 (thirty million reals) when added together with other Financial Debt; or (b) a test of Financial Indicators is performed by the date of a Financial Debt in a manner similar to tests of Financial Indicators

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performed in preparing Quarterly Financial Statements which occur on March 31, June 30, and September 31, under the terms of Paragraph XXII below which states that the Financial Indicators for the Calculation Period ending on December 31, 2013 were to be carried out (pro forma due to same Financial Debt) (and for the purpose of same test, the EBITDA is calculated by annualizing the EBITDA amount over the period between the Issue Date and the date of the respective test) in any case and calculated based on the Company’s Consolidated Financial Statements; with observance of the stricture that no Financial Debt can be formed unless a final payment date has been set and unless same date is (A) six months prior to December 11, 2014 and (b) prior to the Debenture Maturity Date (“Short-Term Financing”) and that the total of it and all other Short-Term Financing does not exceed R$50,000,000.00 (fifty million reals).

3.7.	Due to the modifications stated in this Amendment, the Parties also resolve to modify the Deed’s Preamble so that the term “Deed of Issue” should encompass the respective amendments. Thus, all references to “Deed of Issue” or “Deed” shall be understood as references to the “Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A.” dated November 22, 2012, as amended on December 5, 2012, on December 20, 2012, and today.

Clause 4. Ratifications

4.1 Changes proposed to the Deed or those contained within this Amendment and duly signed by the Parties shall constitute an integral part of the Deed, and all other provisions contained within the Deed that have not been amended by virtue of this Amendment remain valid and in full force.

Clause 5. General Provisions

5.1. Issuer agrees to perform the following actions within the maximum time frames indicated: (i) to submit this Amendment for registration with JUCESP within 05 (five) Business Days of its execution in accordance with Article 62 of Law no. 6404 of December 15, 1976 as amended; (ii) to submit this amendment to the São Paulo State Capital Deed and Document Registration Office within 05 (five) Business Days of its execution to record the extinguishing of the Surety and Fiduciary Lien of BC Brazilco Shares in the margin of record no. 5203994 made on March 21, 2013 before the 4th Deed and Document Registry and record no. 1166497 made on November 29, 2012 before the 9th Deed and Document Registry Officer; for this purpose, the Release of Liens given in Appendix I has been herein signed by the Fiduciary Agent.

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Issuer agrees to send Fiduciary Agent 1 (one) copy of the original Amendment, duly registered as provided for above, within 10 (ten) calendar days of same registrations being performed.

5.2.	This Amendment has been irrevocably and irreversibly concluded and shall bind the parties and their successors in title.

5.3.	In the event that any of the provisions of this Amendment should be judged to be illegal, invalid, or powerless, all remaining provisions not affected by same judgment shall prevail and the Parties agree in good faith to replace the affected provision with another to produce the same effect in as much as possible.

5.4.	This Amendment constitutes an extrajudicial execution under the terms of Article 585, Sections I and II of the Code of Civil Procedure, and the obligations herein contained are subject to specific execution pursuant to Article 632 et seq of the Code of Civil Procedure.

5.5.	It is governed by the laws of the Federative Republic of Brazil, and disputes that may arise regarding it shall be resolved in accordance with the arbitration clause contained in the Deed.

Being duly agreed, the Parties, together with two undersigned witnesses, have executed this Amendment in 3 (three) equal copies before all present.

São Paulo, April 02, 2013.

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(Third Amendment of Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. – Signature Page 1/3)

Atento Brasil S.A.

/s/ Mário Mota Camara		/s/ Tony Cruz
Name:	Mário Mota Camara	Name:	Tony Cruz
Position:	Executive Director	Position:	Executive Director
Atento Brasil S.A.		Atento Brasil S.A.

9

(Third Amendment of Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. – Signature Page 2/3)

Planner Trustee Distribuidora de Títulos e Valores Mobiliários LTDA.

/s/ Viviane Rodrigues		/s/ Flávio D. Aguetoni
Name:	Viviane Rodrigues	Name:	Flávio D. Aguetoni
Position:	Director	Position:	Attorney

10

(Third Amendment of Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. – Signature Page 3/3)

Witnesses:

/s/ Sócrates Felix B. de Oliveira		/s/ Vinícius Ventura Chechetto
Name:	Sócrates Felix B. de Oliveira	Name:	Vinícius Ventura Chechetto
ID: RG: 30.195.667-4 SSP/SP		ID: RG: no. 4[8].689.241-4 SSP/SP
CPF/MF: CPF 274.727.908-18		CPF/MF: CPF: 426.087.438-48

[stamp:] SÃO PAULO BOARD OF TRADE APR 30 2013

Secretary of Economic Development, Science, and Technology
State of São Paulo Board of Trade
Debenture
I certify the registration [illegible]
under no.	Gisela Simiema Ceschin
General Secretary
ED001053-4/0003

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RELEASE OF LIENS

By means of this document and for all legal purposes, PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited partnership located in the City of São Paulo, State of São Paulo, Brigadeiro Faria Lima Avenue no. 3900, 10th floor, registered with CNPJ/MF under number 67.030.395/0001-46, herein represented in accordance with the terms of its corporate contract, irrevocably and irreversibly:

(i)	releases the Surety formed under the terms of the “Private Agreement concerning the Second Amendment of the Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A.” that it concluded on December 20, 2012 with BC Brazilco Participações S.A. and Atento Brasil S.A., registered on March 21, 2013 under no. 5203994 at the 4th São Paulo Deed and Document Registration Office;

(ii)	releases the lien formed under the terms of the “Fiduciary Lien and Other Covenants Contract” that it concluded on November 22, 2012 with BC Luxco 1 and BC Spain Holdco 4 SAU, registered on November 29, 2012 under no. 1166497 with the 9th São Paulo Deed and Document Registry Official; and

(iii)	authorizes Atento Brasil S.A. to request the cancellation of the existing records of guarantees formed pursuant to the legal documents identified above from the Officials of the 4th and 9th São Paulo Deed and Document Registries and to make note of this release in the margin of the respective records and to file same release at the respective Deed and Document Registries.

Planner Trustee Distribuidora de Títulos e Valores Mobiliários LTDA.

Name:	Name:

Position:	Position:

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0721286136

FOURTH AMENDMENT OF PRIVATE INDENTURE OF FIRST PUBLIC ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE

INTO SHARES, WITH RESTRICTED PLACEMENT EFFORTS, WITH SECURITY INTEREST, ISSUED BY ATENTO BRASIL S.A. (in

its capacity as successor of BC Brazilco Participações S.A.)

The Parties to this “Fourth Amendment of Private Indenture of First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (in its capacity as successor of BC Brazilco Participações S.A.) (“Amendment”) are:

I.	as successor of BC Brazilco Participações S.A. (“BC Brazilco”), in its capacity as the issuer of the debentures subject of this Private Indenture of the First Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by Atento Brasil S.A. (“Debentures” and “Deed”, respectively):

ATENTO BRASIL S.A., a joint stock company duly organized and existing in accordance with the laws of the Federative Republic of Brazil, located in this the City of São Paulo, State of São Paulo, Nações Unidas Avenue no. 14171, 4th floor, Tower A, Rochavera C. Towers Building, suites 401, 402, 403, and 404, Vila Gertrudes, registered in the National Registry of Legal Persons (“CNPJ/MF”) under no. 02.879.250/0001-79, herein represented in accordance with its Company Bylaws, in its capacity as successor of BC Brazilco Participações S.A. (“Atento” and/or “Issuer”); and

II.	as fiduciary agent, representing the debenture holders (“Debenture Holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited partnership located in the City of São Paulo, State of São Paulo, Brigadeiro Faria Lima Avenue, no. 3900, 10th floor, registered with the CNPJ/MF under number 67.030.395/0001-46, herein represented under the terms of its articles of association (“Fiduciary Agent”, together with Issuer, “Parties”).

WHEREAS:

(A)	Under the terms of Clause 6.18 “III” and in accordance with the resolution adopted by the General Debenture Holder Assembly held on Thursday, June 06, 2013, the Issuer (i) partially amortized the portion that would be due on the second payment date (December 11, 2015) (“Second Extraordinary Amortization”); and

(B)	Under the terms of Clause 6.18 “III”, upon subscribing or acquiring Debentures, Debenture Holders acknowledged, agreed, and authorized the Issuer [and] the Fiduciary Agent to conclude this amendment to have this Extraordinary Amortization reflected in the Deed’s terms and conditions;

The Issuer and Fiduciary Agent RESOLVE to conclude this Amendment for all legal purposes with the following Clauses and conditions:

Clause 1. Authorization

1.1	This Amendment has been concluded pursuant to Clause 6.18 “III” under which Issuer and Fiduciary Agent are authorized and obligated to amend the Public Issue of Simple Debentures, not Convertible into Shares, with Restricted Placement Efforts, with Security Interest, Issued by BC Brazilco Participações S.A. in the event of an extraordinary amortization to modify the amortization percentages set forth in Clause 6.15, it being established that same amendment is not contingent upon prior authorization of the Debenture Holders.

Clause 2 Objective

2.1	The objective of this Amendment is to alter the percentages set forth in Clause 6.15 of the Deed to reflect the Second Extraordinary Amortization in Clause 6.18 “III” of the Deed.

Clause 3 Amendment of the Deed

3.1.	Due to the Second Extraordinary Amortization (i) of part of the portion that would be due on the second payment date (December 11, 2015) made under Clause 6.18 “III”, the Parties resolve to amend Clause 6.15 which shall enter into force with the following text:

“6.15. In consideration of the Extraordinary Amortization performed on March 25, 2013 corresponding to R$ 78,238.695830 (seventy-eight thousand, two hundred thirty-eight reals and sixty-nine point five eight three zero cents) of the Nominal Value of Debentures and that which was performed on June 11, 2013 corresponding to R$ 28,898.165519 (twenty-eight thousand eight hundred ninety-eight reals and sixteen point five one nine cents) of the Nominal Value of all Debentures, the Nominal Value of each Debenture shall be paid starting from the 36th (thirty-sixth) month after the Payment Date in 5 (five) consecutive annual portions (“Payments”) according to the table below:

Percentage of Nominal Value to be amortized	Payment Date
7.2863%	December 11, 2015
15% (fifteen percent)]	December 11, 2016
18% (eighteen percent)]	December 11, 2017
21% (twenty-one percent)]	December 11, 2018
28% (twenty-eight percent)]	Maturity Date

*	7.2863% (seven point two eight six three percent), corresponding to R$ 72,863.138651 (seventy-two thousand eight hundred sixty-three reals and thirteen eight six five one cents)

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4.1	Changes proposed to the Deed or those contained within this Amendment and duly signed by the Parties shall constitute an integral part of the Deed, and all other clauses contained within the Deed that have not been amended by virtue of this Amendment remain valid and in full force.

Clause 5. General Provisions

5.1.	Issuer agrees to perform the following actions within the maximum time frames indicated: (i) to submit this Amendment for registration with JUCESP within 5 (five) Business Days of its execution in accordance with Article 62 of Law no. 6404 of December 15, 1976 as amended.

Issuer agrees to send Fiduciary Agent 1 (one) copy of the original Amendment, duly registered as provided for above, within 10 (ten) calendar days of same registrations being performed.

5.2.	This Amendment has been irrevocably and irreversibly concluded and shall bind the parties and their successors in title.

5.3.	In the event that any of the provisions of this Amendment should be judged to be illegal, invalid, or powerless, all remaining provisions not affected by same judgment shall prevail and the Parties agree in good faith to replace the affected provision with another to produce the same effect in as much as possible.

5.4.	This Amendment constitutes an extrajudicial execution under the terms of Article 585, Sections I and II of the Code of Civil Procedure, and the obligations herein contained are subject to specific execution pursuant to Article 632 et seq of the Code of Civil Procedure.

5.5.	It is governed by the laws of the Federative Republic of Brazil, and disputes that may arise regarding it shall be resolved in accordance with the arbitration clause contained in the Deed.

Being duly agreed, the Parties, together with two undersigned witnesses, have executed this Amendment in 3 (three) equal copies before all present.

São Paulo, Wednesday, June 12, 2013.

3

Stamp: JUCESP 06 08 13

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Issue/Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Issuance of Atento Brasil S.A. – Signature Page 1/3)

Atento Brasil S.A.

/s/ Stephanie Jerg		/s/ Mário Mota Camara
Name:	Stephanie Jerg	Name:	Mário Mota Camara
Title:	Executive Director of Finance	Title:	Executive Director
	Atento Brasil S/A		Atento Brasil S/A

4

Stamp: JUCESP 06 08 13

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Issue/Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Issuance of Atento Brasil S.A. – Signature Page 2/3)

Planner Trustee Distribuidora de Títulos e Valores Mobiliários LTDA.

/s/ Viviane Rodrigues	/s/ Artur M. de Figueiredo
Viviane Rodrigues	Artur M. de Figueiredo
Director	Director

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Stamp: JUCESP 06 08 13

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Issue/Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Issuance of Atento Brasil S.A. – Signature Page 3/3)

Witnesses:

/s/ Estevan Borali		/s/ Bruna [illegible]
Name:	Estevan Borali	Name:	Bruna [illegible]
ID:	44.071.566.0	ID:	36380762-7
CPF/MF:	370.995.918-78	CPF/MF:	412/63518-30

SECRETARY OF ECONOMIC DEVELOPMENT, SCIENCE AND TECHNOLOGY COMMERCIAL REGISTRY OF THE STATE OF SÃO PAULO DEBENTURE I CERTIFY THE REGISTER [SIGNATURE]

Stamp: COMMERCIAL
REGISTRY OF THE STATE OF
SÃO PAULO

[Initials]

6

Seal: JUCESP PROTOCOL

0.347.854/14-0

FIFTH AMENDMENT TO THE PRIVATE INSTRUMENT OF DEED OF THE 1st PUBLIC OFFERING, WITH RESTRICTIVE PLACEMENT EFFORTS, OF NON-STOCK CONVERTIBLE DEBENTURES, OF CASH COLLATERAL, OF OFFERING OF ATENTO BRASIL S.A.

The following are parties to this “Fifth Amendment to the Private Instrument of Deed of the 1st Public Offering, with Restrictive Placement Efforts, of Non-Stock Convertible Debentures, of Cash Collateral, of Offering of Atento Brasil S.A.” (“Amendment”):

I.	In the role of issuer of the debentures that are the object of this Private Instrument of Deed of the 1st Public Offering, with Restrictive Placement Efforts, of Non-Stock Convertible Debentures, of Cash Collateral, of Offering of Atento Brasil S.A.,” as changed (“Debentures” and “Deed,” respectively)”

Atento Brasil S.A., (successor by takeover of BC Brazilco Participações S.A.), a joint-stock company duly constituted and existing in accordance with the laws of the Federal Republic of Brazil, headquartered in the City of São Paulo, State of São Paulo, on Avenida das Nações Unidas, No. 14.171, 4th Floor, Tower A, Building Rochavera C. Towers, suites 401, 402, 403 and 404, Vila Gertrudes, registered in the National Registry of Legal Entities (“CNPJ/MF”) under No. 02.879.250/0001-79, in this act represented according to its Bylaws (“Attentive” and/or “Issuer”); and

II.	As fiduciary agent, representing the holders the Debentures (“Deed holders”):

PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, on Avenida Brigadeiro Faria Lima, No. 3900, 10th floor, registered in the CNPJ/MF under No. 67.030.395/0001-46, in this act represented in the terms of its articles of association (“Fiduciary Agent,” together with the Issuer, “Parties”).

CONSIDERING THAT:

(A)	on the 22nd of November of 2012, the Parties signed the Private Instrument of Deed of the 1st Public Offering, with Restrictive Placement Efforts, of Non-Stock Convertible Debentures, of Cash Collateral, of Offering of Atento Brasil S.A., as amended by its 1st, 2nd, 3rd and 4th amendments (“Deed”); and

(B)	a General Meeting of Deed holders was held on the 7th of April of 2014, under the terms of which it was decided to correct the writing of clause 6.16.4 of the Deed, in order to include the definition of the term “Consolidated Net Income.”

1

The Parties RESOLVE, in the best form of the law, to sign this Amendment, according the following Clauses and conditions:

Clause 1.	Authorization

1.1	This amendment is signed according to the authorization of the General Meeting of Deed holders, which took place on the 7th of April of 2014, in which the new writing of clause 6.16.4 of the Deed was unanimously approved.

Clause 2.	Purpose

2.1	The purpose of this amendment is to change the writing of clause 6.16.4 of the Deed, in order to include the definition of the term “Consolidated Net Income,” which due to an error, was not included in the document.

Clause 3	Amendment of the Deed

3.1	Based on that contained in Clause 2.1 above, the Parties agree to change the clause 6.16.4 of the Deed, in order to include subparagraph “XX,” which enters into effect with the following writing:

6.16.4 (…) XX. “Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries determined in a consolidated manner based on the IFRS, however, being certain that the following will not be included in Consolidated Net Income:

(a)	any net gains (or losses) through sale, cession or divestiture of any assets or operations of the Company or any of its subsidiaries (including any sale or leaseback transaction), which would not be performed in the normal course of business, individually or in any other way (as defined as good faith by a Director or Board of Directors of the Company):

(b)	any extraordinary, unique, non-recurring, exceptional or unusual income or loss, expense or tax, including any duties or reserves related to any restructuring, redundancy, dismissal, transfer, refinancing, integration or breaking of the employee relationship or other employee benefits, bonus paid for employee contracting, retention or end of bonus, transaction costs (including costs related to Operations), acquisition costs, costs related to government investigations or pension cuts or modifications or any other retirement benefit, or any taxes from impairment of assets or financial impacts from natural disasters (including fire, flood, storm and related events);

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(c)	The cumulative effect from a change in accounting principles;

(d)	Any non-punitive taxes from payment or expenses from any concession of stock, stock options or other awards based on company shares, any financial taxes considered as non-punitive related to any liabilities with pension plans or other provisions, any net, non-punitive income or losses after taxes attributable to the cancelling or modification of any pension plan of the employees, or any taxes or expenses relative to any payment made to shareholders or other securities backed by, or convertible in, shares or representative rights of company share, related to any provisions of dividends sharing from such shares or securities or rights;

(e)	All costs from deferred, amortized financing incurred (write-off) and awards paid or other expenses directly incurred from any anticipated liquidation of debt or hedge and any net income (or loss) from any lowering or forgiveness of debts;

(f)	Any unrealized income or losses related to liabilities from hedge or other financial instruments or any inefficacy recognized in the earnings related to qualified hedge operations or the just value or changes recognized as income with derivatives that do not qualify as hedge operations in each case, in relation to hedge liabilities;

(g)	Any unrealized income or losses in foreign currency transactions related to the debt and other liabilities of the Company or any Subsidiary performed in another currency that is not the functional currency of such entity, and the possible unrealized exchange income or losses resulting from new measurement of assets and liabilities denominated in foreign currencies;

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(h)	Any income or losses of any unrealized conversion or exchange transaction related to indebtedness or other liabilities of the Company or any Subsidiary for the Company or any Subsidiary;

(i)	any unique, non-punitive taxes or any amortization or depreciation, in each case, in so far as they are related to Operations, or to any acquisition or other entity, or to other business or resulting from reorganization or restructuring involving the Company or its Subsidiaries;

(j)	any reductions to the recoverable value of agio or intangible assets, as well as any amortization or lowering (“write-off” or “write-down”); and

(k)	the impact of capitalization, incidence, accumulation or payment with assets (that is not in cash) from interest or from the principal in a subordinated debt of a shareholder.”

Clause 4.	Ratifications

4.1	The changes made to the Deed or consigned in this Amendment, duly signed by the Parties, come to be an integral part of the Deed, with all other provisions of the Deed that have not been changed by this Amendment remaining valid and in full effect.

Clause 5.	General Provisions

5.1	The Issuer commits to submit this Amendment to registration in the Commercial Registry of the State of São Paulo (JUCESP), according to article 62 of Law No. 6.404, from 15 December 1976, as changed, as well as send 1 (one) original copy of the Amendment, duly registered, to the Fiduciary Agent, as set forth above, within 10 (ten) days, counted from its receipt of the said registration.

5.2	This Amendment is signed irrevocably, obligating the Parties and their successors to any title.

5.3	In the event that any of the provisions of this Amendment are deemed illegal, invalid or ineffective, all of the other provisions not affected by such judgment will prevail, thereby obligating the parties, in good faith, to substitute the provision affected for another that, to the extent it is possible, produces the same effect.

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5.4	This Amendment constitutes an extrajudicial executive title, under the terms of article 585, subparagraphs I and II, of the Civil Process Code, and the obligations encompassed therein are subject to specific execution, in accordance with articles 632 on, of the Civil Process Code.

5.5	The terms not defined in this Amendment will have the same meaning attributed to them in the Deed.

5.6	This Amendment, especially in regard to clause 3, is in effect retroactive to the date of signing of the Deed.

5.7	This Amendment does not constitute total or partial novation or waiver of the deed, so that all rights and obligations stipulated in the Deed continue to be in full force, except when expressly changed by this Amendment.

5.8	This is governed by the Laws of the Federal Republic of Brazil, with possible conflicts that may emerge from it to be solved according to the terms of the Clause on arbitration established in the Deed.

And having so agreed, the parties sign this Amendment in 3 (three) copies equal in content and form, together with two witnesses signed below, to all present.

São Paulo, 7th of April of 2014.

Initials

5

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, with Collateral, Offering of Atento Brasil S.A. – Signature Page 1/3)

Atento Brasil S.A.

/s/ Stephanie Jerg		/s/ Mário Mota Camara
Name:	Stephanie Jerg	Name:	Mário Mota Camara
Title:	Executive Director of Finance	Title:	Executive Director
	Atento Brasil S/A		Atento Brasil S/A

[Initials]

6

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Issue/Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Issuance of Atento Brasil S.A. – Signature Page 2/3)

Planner Trustee Distribuidora de Títulos e Valores Mobiliários LTDA.

/s/ Viviane Rodrigues		/s/ Flavio D. Aguetoni
Name:	Viviane Rodrigues	Name:	Flavio D. Aguetoni
Title:	Director	Title:	Attorney

Initials

7

(Fourth Amendment to the Private Instrument of Deed of the 1st Public Issue/Offering, with Restrictive Placements Efforts, with Non-Stock Convertible Debentures, of Cash Collateral, Issuance of Atento Brasil S.A. – Signature Page 3/3)

Witnesses:

/s/ Claudinei Eduardo Biazoli		/s/ Estevan Borali
Name:	Claudinei Eduardo Biazoli	Name:	Estevan Borali
Title:	Senior Manager of Accounting and Finance	ID:	44.071.566.0
	Atento S/A	CPF/MF:	370.995.918-78
ID:	15845831 SSP/SP
CPF/MF:	041615758-07

SECRETARY OF ECONOMIC DEVELOPMENT, SCIENCE AND TECHNOLOGY COMMERCIAL REGISTRY OF THE STATE OF SÃO PAULO DEBENTURE I CERTIFY THE REGISTER [SIGNATURE]	Stamp: COMMERCIAL REGISTRY OF THE STATE OF SÃO PAULO [Initials]

8